SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant |_|

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|_|  Definitive Proxy Statement
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                (Name of Registrant as Specified In Its Charter)


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1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     previously.  Identify the previous filing by registration statement number,
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

PRELIMINARY COPY

                             TTR TECHNOLOGIES, INC.
                              575 Lexington Avenue
                            New York, New York 10022

                  NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of TTR TECHNOLOGIES, INC. (the "Company") will be held at 9 A.M., on December 20, 2002, at the offices of Swidler Berlin Shereff Friedman, LLP 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room 12H to consider and vote on the following proposals:

      (i) approve the sale to Macrovision Corporation ("Macrovision"), one of the Company's largest stockholders, of the properties, rights, interests and other tangible and intangible assets that relate in any material respect to the copy protection and digital rights management business for audio programs of the Company and its wholly-owned subsidiary TTR Technologies, Ltd. (the "Asset Sale"); and

      (ii) approve an amendment to the Company's amended and restated certificate of incorporation to effect a reverse stock split of the Company's common stock in the range of 1:6 to 1:10, as determined in the sole discretion of the Company's Board of Directors (the "Board").

      The Board has fixed the close of business on November 15, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

      If you do not expect to be personally present at the Special Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                           By Order of the Board of Directors


                                           Daniel C. Stein,
                                           President and Chief Executive Officer

November __, 2002

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                                                PRELIMINARY COPY

                                 PROXY STATEMENT
                     For the Special Meeting of Stockholders
                         to be held on December 20, 2002

      This proxy statement (the "Proxy Statement") is being sent to stockholders of TTR Technologies, Inc., a Delaware corporation (the "Company" or "TTR"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the special meeting (the "Special Meeting") of holders (the "Stockholders") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be held at the offices of Swidler Berlin Shereff Friedman, LLP 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room 12H, on Friday, December 20, 2002, at 9:00 a.m., and any adjournment(s) thereof. The purposes of the Special Meeting are to:

      (i) approve the sale to Macrovision Corporation ("Macrovision"), one of the Company's largest stockholders, of the properties, rights, interests and other tangible and intangible assets (the "Asset Sale") that relate in any material respect to the copy protection and digital rights management business for audio programs of the Company and its wholly owned subsidiary TTR Technologies, Ltd. ("TTR Ltd."); and

      (ii) approve an amendment to the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation") to effect a reverse stock split (the "Reverse Split") of the Company's Common Stock in the range of 1:6 to 1:10, as determined in the sole discretion of the Board.

      All voting rights are vested exclusively in the holders of the Company's Common Stock. Only holders of Common Stock of record at the close of business on November 15, 2002 (the "Record Date"), will be entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, the Company had outstanding a total of 17,963,367 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

      If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) FOR the Asset Sale (PROPOSAL NO. 1) and (ii) FOR the Reverse Split (PROPOSAL NO. 2). No other matter may be presented before the Special Meeting.

      Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Special Meeting. This Proxy Statement is first being mailed to Stockholders on or about November __, 2002.


                                       (i)

               SUMMARY RELATING TO PROPOSAL NO. 1 (THE ASSET SALE)

      This summary highlights selected information from this Proxy Statement and may not contain all of the important information. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should carefully read this proxy statement (the "Proxy Statement"). The asset purchase agreement between the Company and Macrovision dated as of November 4, 2002 (the "Asset Purchase Agreement") is attached to this Proxy Statement as Annex A. You are encouraged to read the Asset Purchase Agreement as it is the main legal document that governs the Asset Sale. The Company has included page references in this summary to direct you to a fuller discussion in the Proxy Statement.

      You should carefully consider the Risk Factors beginning on page 22 in evaluating whether to approve the Asset Sale. These Risk Factors should be considered along with any additional Risk Factors in documents incorporated by reference in this Proxy Statement and any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein.

      o The Parties (Page 1): The parties to the Asset Sale are the Company and its Israeli based wholly owned subsidiary TTR Ltd. TTR Ltd., as sellers, and Macrovision and its wholly owned subsidiary, Macrovision Europe, Ltd. ("Marovision Europe"; sometimes referred to collectively with Macrovision as the "Purchaser"), as purchaser.

      o The Assets to be Sold (Page 1): The Company and TTR Ltd. have agreed to sell to Macrovision Europe all of the properties, rights, interests and other tangible and intangible assets that relate in any material respect to the copy protection and digital rights management business for audio programs of the Company and TTR Ltd, including the technologies underlying the SAFEAUDIO and the PALLADIUMCD product line (the "Business").

      o Consideration (Page 1): The Purchaser will pay to the Company and TTR Ltd. at the closing of the Asset Sale $5.25 million in cash (the "Initial Payment Amount"), subject to downward adjustment. In addition, at closing, Macrovision will return to the Company, for eventual cancellation and return to the Company's treasury, 1,880,937 shares of the Company's common stock, par value $0.001 (the "Common Stock") that Macrovision purchased in January 2000 in connection with its then concluded equity investment of $4.0 million in the Company.

      o Purchase Price Adjustment (Page 7): The Asset Purchase Agreement provides that if on or before the closing of the Asset Sale the consent and waiver of rights or claims to certain assets included in the Asset Sale are not obtained from the (i) Office of the Chief Scientist of the Israeli Ministry of Trade and Commerce ("OCS") and (ii) the University of Arizona ("University"), then, at the Purchaser's option, the Purchaser may withhold from the Initial Payment Amount up to $400,000, in the case of the consent of the OCS, and $100,000, in the case of the consent of the University. If such Consent is not obtained by the Company by the earlier of the closing of the Asset Sale and February 1, 2003, then the Purchaser is entitled to make a payment to each of such entities to obtain its consent. If the Purchaser obtains the consent from the OCS or University, as the case may be, on or before the six month anniversary of the closing date (but no later than August 1, 2003), the Purchaser shall remit to the Company the excess, if any, of (i) $400,000 over the amount actually paid to OCS, in the case of the consent of OCS, and (ii) $100,000 over the amount actually paid


                                      (ii)
            to the University, in the case of the consent of the University. If Purchaser pays more than an aggregate of $500,000 in respect of consent, the Purchaser is entitled to assert a claim for indemnification against the Company and TTR Ltd. for such excess amount.

      o Termination of the Alliance Agreement (Page 8): Upon and subject to the closing of the Asset Sale, the Alliance Agreement entered into as of November 24, 1999, by the Company and Macrovision, as subsequently amended (the "Alliance Agreement") will be terminated and be of no continuing legal effect. The Company will no longer be entitled to the payment from Macrovision of a 30% royalty of the net revenues collected by Macrovision or its affiliates from any product or component incorporating the technologies underlying SAFEAUDIO.

      o The Special Meeting (Page ix): At the Special Meeting of the Company's stockholders on December 20, 2002, the Company's stockholders will be asked to approve the Asset Sale (PROPOSAL NO. 1, the Asset Sale). In addition, the Company's stockholders will be asked to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split (the "Reverse Split") of the Company's Common Stock in the range of 1:6 to 1:10, as determined in the sole discretion of the Board (PROPOSAL NO. 2).

      o Recommendation of the Company's Board of Directors (Page ix, Page 27 and Page 31): The Company's Board recommends that you vote FOR the Asset Sale (PROPOSAL NO. 1) and FOR the Reverse Split (PROPOSAL NO.2).

      o Reason for the Asset Sale (Pages 9-10): The Board has approved the Asset Sale primarily for the following reasons:

            o The Company will no longer be exposed to continuing losses associated with its research and development associated with continuing the Business;

            o The uncertain prospects of continuing in the Business and for the copy protection market in general;

            o The proposed Asset Sale will obviate the need by the Company to undertake the risk of litigating its rights under the Alliance Agreement with Macrovision, the outcome of which may be unfavorable and costly;

            o The Company's difficulty in raising cash to continue the Business as presently conducted; and

            o The proposed Asset Sale will provide the Company with capital resources to consider and assess other opportunities that the Board believes may afford a superior opportunity for rapid growth and revenues compared to the existing Business;

      o Opinion of the Company's Financial Advisor (Pages 13-16): The Company retained Luminary Capital LLC to determine whether, in its view, the consideration to be received from Macrovision in connection with the Asset Sale is fair, from a financial point of view, to the Company and its stockholders. Luminary delivered an opinion to the Board to the effect that, as of November 4, 2002, and subject to and based on the considerations referred to in its opinion, the consideration to be provided in connection with the Asset Sale is fair to the Company and its stockholders, from a financial point of view. The full text of this opinion is attached as Annex B to this Proxy Statement.

      o Business of the Company Following Asset Sale (Pages 8-9): The Board has not yet determined what the Company's strategic direction will be following the consummation of the Asset Sale and is considering several


                                      (iii)
            possible general alternatives. Currently, the Company anticipates pursuing one of the following three directions: liquidation and dissolution, retention of the proceeds and acquisition, investment in, or development of new lines of business, or a partial distribution of cash and acquisition, investment in, or development of new lines of business. Furthermore, the Company may not choose any of the options described above and instead may pursue one or more other options the Company has not yet considered. Although the Board may explore opportunities to acquire, invest in, or develop new lines of business, to date the Board has not adopted a new strategic direction for the Company and cannot predict what, if any, businesses it may enter or strategies it may adopt.

      o Non Compete with Macrovision (Page 8): Upon the closing of the Asset Sale, the Company has agreed not to compete with Macrovision with respect to the Business.

      o Tax Consequences (Page 17): The Company anticipates that the Asset Sale will not cause it to incur any U.S. federal income tax liability or any Israeli tax liability. Stockholders will not have any taxable gain or loss as a result of the Asset Sale.

      o Treatment of Employee Stock Options (Page 17): As a result of the Asset Sale, the vesting of stock options held under certain of the Company's stock option plans by employees and consultants (present and former) of the Company will be accelerated in full. As of November 4, 2002, option holders under certain such plans held options to purchase approximately 2,008,142 million shares, of which 1,138,750 were unvested but will be accorded accelerated vesting as a result of the Asset Sale. All of these options have exercise prices greater than the current fair market value of the Company's Common Stock.

      o Interests of Certain Persons in the Transaction (Page 17): The Company's Chief Executive Officer, Daniel C. Stein, and the Company's Chief Operating Officer, Sam Brill, hold options under the Company's 2000 Equity Incentive Plan to purchase up to, respectively, 550,000 and 250,000 shares of Common Stock, scheduled to vest over the next three years. The vesting of these stock options will be accelerated in full upon the consummation of the Asset Sale. In addition, non-employee directors collectively hold options under the Company's 2002 Non-Executive Stock Option Plan to purchase up to 210,000 shares of Common Stock. The Board has the power to determine in its sole discretion what effect, if any, the Asset Sale will have upon the outstanding options under such plan. As of November 4, 2002, the executive officers and directors of the Company held options to purchase an aggregate of 1,010,000 shares, of which options to purchase 800,000 were unvested but will be accorded accelerated vesting as a result of the Asset Sale. All of these options have exercise prices greater than the current fair market value of the Company's Common Stock. Sam Brill, the Company's Chief Operating Officer, has agreed to vote in favor of the Asset Sale with respect to any vested options that he exercises into shares of the Company prior to the Record Date. In addition, Macrovision holds an aggregate of 1,880,937 shares of Common Stock that it will be entitled to vote at the Special Meeting.

      o No Appraisal Rights (Page 16): Under the Delaware General Corporation Law, holders of the Company's Common Stock are not entitled to appraisal rights in connection with the Asset Sale.

      o Regulatory Approvals (Page 16): The Asset Sale is not subject to the approval of any state or federal regulatory agency or governmental body.


                                      (iv)

            The Company's Israeli subsidiary received various grants aggregating approximately $210,000 from the OCS toward the design and development of certain technologies. Under the grant programs, such funded technologies may not be transferred outside of Israel without the prior written consent of the OCS. Although it is the Company's position that technologies included in the Asset Sale were not funded under the OCS grant, OCS may adopt a contrary view that could delay or impede the Asset Sale and/or expose the Company to a damage suit which could result in a material adverse effect to the Company's business and prospects. Despite the Company's position, the Asset Purchase Agreement contains a provision requiring the consent of OCS or a reduction in the Initial Payment Amount as described above.

      o Description of Asset Purchase Agreement (Pages 18-23): In the Asset Purchase Agreement, the main legal document governing the rights of the Company and Macrovision, the Company makes certain representations and warranties and undertakes to perform or to refrain from performing certain actions. A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement. Stockholders are urged to carefully read the document.

      o Possible Delisting from Nasdaq (Pages 27-28): Nasdaq has notified the Company that it will delist its Common Stock from the Nasdaq National Market, citing its failure to meet the minimum $10 million stockholders' equity requirement and failure to meet the minimum $1.00 per share minimum bid price. The Company is currently in the process of attempting to obtain listing on the Nasdaq SmallCap Market and a hearing with the SmallCap Listing Panel has been scheduled for November 21, 2002. If the Company's stockholders do not approve the Asset Sale (PROPOSAL NO. 1) and the Reverse Split (PROPOSAL NO. 2), it is highly likely that the Company's securities will not be listed on the Nasdaq SmallCap Market. Even if the stockholders approve the proposals and the Company's Common Stock is listed on the Nasdaq SmallCap Market, following the Asset Sale the Company may be subject to delisting if Nasdaq deems that the Company has ceased to operate a business. Additionally, if following the Asset Sale, the Company were to acquire an operating business, it may have to qualify for listing on either the SmallCap or National Market System's initial listing standards, which are more stringent than the continued listing standards.


                                       (v)

                                TABLE OF CONTENTS

PROXY STATEMENT .........................................................    (i)
SUMMARY RELATING TO PROPOSAL NO. 1 (THE ASSET SALE) .....................   (ii)
     The Parties ........................................................   (ii)
     The Assets to be Sold ..............................................   (ii)
     Consideration ......................................................   (ii)
     Purchase Price Adjustment ..........................................   (ii)
     Termination of the Alliance Agreement ..............................  (iii)
     The Special Meeting ................................................  (iii)
     Recommendation of the Company's Board of Directors .................  (iii)
     Reason for the Asset Sale ..........................................  (iii)
     Opinion of the Company's Financial Advisor .........................  (iii)
     Business of the Company Following Asset Sale .......................  (iii)
     Non Compete with Macrovision .......................................   (iv)
     Tax Consequences ...................................................   (iv)
     Treatment of Employee Stock Options ................................   (iv)
     Interests of Certain Persons in the Transaction ....................   (iv)
     No Appraisal Rights ................................................   (iv)
     Regulatory Approvals ...............................................   (iv)
     Description of Asset Purchase Agreement ............................    (v)
     Possible Delisting from Nasdaq .....................................    (v)
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS ....................... (viii)
THE SPECIAL MEETING .....................................................   (ix)
     Purpose ............................................................   (ix)
     Record Date and Voting Rights and Requirements .....................   (ix)
         Record Date ....................................................   (ix)
         Quorum Requirement .............................................   (ix)
         Vote Required ..................................................   (ix)
         Abstentions and Broker Non-Votes ...............................   (ix)
         Voting of and Revocation of Proxies ............................   (ix)
         Solicitation of Proxies ........................................   (ix)
PROPOSAL NO. 1 (THE ASSET SALE) .........................................      1
     Approval of the Sale to Macrovision of the Assets Relating to the
     Company's Copy Protection and Digital Rights Management Business ...      1
         Overview of the Company's Business .............................      1
         The Commercial Prospects of the Copy Protection Business .......      3
         Relationship with Macrovision ..................................      4
         D & O Lawsuits .................................................      5
         Background to the Macrovision Offer ............................      6
         Developments following the Board Meeting on October 28, 2002 ...      7
         Termination of the Alliance Agreement ..........................      8
         Business of the Company Following the Asset Sale ...............      8
     Reasons for the Asset Sale .........................................      9
     Risk Factors .......................................................     10
     Opinion of Financial Advisor .......................................     13
     Fees and Expenses Paid to Luminary .................................     16
     Regulatory Approvals ...............................................     16
     No Appraisal Rights ................................................     16
     Tax Consequences ...................................................     17
     Treatment of Employee Stock Options ................................     17
     Interests of Certain Persons in the Asset Sale .....................     17
     The Asset Purchase Agreement .......................................     18


                                      (vi)

         Assets Being Sold to Macrovision .................................   18
         Liabilities Assumed ..............................................   18
         Consideration to be Received from Macrovision ....................   18
         Downward Adjustment of Cash Component of Consideration ...........   18
         Representations, Warranties and Covenants ........................   19
         Conduct of Business Prior to the Closing of the Asset Sale;
         Additional Agreements ............................................   20
         Cancellation of Alliance Agreement ...............................   20
         Non-Solicitation .................................................   20
         Conduct of Business Following the Closing ........................   21
         Conditions .......................................................   21
         Indemnification by the Company for Breach of Representations
         and Warranties ...................................................   22
         Termination ......................................................   22
         Fees And Expenses ................................................   23
     Financial History and Effects of the Proposed Asset Sale .............   23
         Selected Historical Financial Data ...............................   23
         Unaudited Pro Forma Financial Data ...............................   24
         Comparative Per Share Data .......................................   26
     Board Recommendation .................................................   27
PROPOSAL NO. 2 (REVERSE SPLIT) ............................................   27
     Board Discretion to Effect Reverse Stock Split .......................   27
         Background .......................................................   27
         Overview .........................................................   28
         Potential Effects of the Proposed Reverse Split ..................   28
         Effects on Ownership by Individual Stockholders ..................   28
         Effect on Options, Warrants and Other Securities .................   28
         Other Effects on Outstanding Shares ..............................   29
         Authorized Shares of Common Stock ................................   29
         Procedure for Implementing the Proposed Reverse Split and
         Exchange of Stock Certificates ...................................   30
         Accounting Consequences ..........................................   30
         Fractional Shares ................................................   30
         No Appraisal Rights ..............................................   31
         United States Federal Income Tax Consequences of the Reverse Split   31
     Board Recommendation .................................................   31
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS ..............   31
NO OTHER MATTERS ..........................................................   34
STOCKHOLDER PROPOSALS .....................................................   34
PROXY SOLICITATION ........................................................   35
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...........................   35
WHERE YOU CAN FIND MORE INFORMATION .......................................   35
WHO CAN HELP ANSWER YOUR QUESTIONS ........................................   35

ANNEX A   ASSET PURCHASE AGREEMENT
ANNEX B   FAIRNESS OPINION
ANNEX C   PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE
          OF INCORPORATION REGARDING REVERSE SPLIT


                                      (vii)

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS MADE IN THIS PROXY STATEMENT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY TERMINOLOGY SUCH AS "MAY", "WILL", "SHOULD", "EXPECTS", "INTENDS", "ANTICIPATES", "BELIEVES", "ESTIMATES", "PREDICTS", OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY AND INCLUDE, WITHOUT LIMITATION, STATEMENTS BELOW REGARDING:
COMPLETION OF THE ASSET SALE, POSSIBLE ADJUSTMENTS TO PURCHASE PRICE, ASSESSMENTS AS TO COMMERCIAL PROSPECTS OF CONTINUING IN BUSINESS, COMMERCIAL PROSPECTS OF SAFEAUDIO AND PALLADIUMCD, COMMERCIAL PROSPECTS OF COPY PROTECTION BUSINESS IN GENERAL, TRENDS IN COPY PROTECTION BUSINESS, RISK AND LIKELIHOOD OF SUCCESS OF LITIGATION/ARBITRATION AGAINST MACROVISION, LIKELIHOOD OF ACCOMMODATION WITH MACROVISION, COMPANY'S DIFFICULTY IN RAISING CAPITAL, POSSIBLE ACTIONS OF THE OFFICE OF CHIEF SCIENTIST AND OTHER PARTIES IN CONNECTION WITH THE ASSET SALE, COMPANY'S RIGHTS TO ITS TECHNOLOGIES, PROSPECTIVE TAX TREATMENT UNDER U.S. AND OTHER LAW OF ASSET SALE, COMPANY'S NON-OPERATING LOSS CARRY-FORWARDS, PROSPECTS AS TO THE MARKETING OF SAFEAUDIO AND PALLADIUMCD, SAFEAUDIO REVENUES FOLLOWING ASSET SALE, OTHER POTENTIAL ACQUIRORS, REGULATORY APPROVALS RELATING TO THE ASSET SALE, POTENTIAL INDEMNIFICATION PAYMENTS RELATING TO THE ASSET SALE, EFFECTS OF THE ASSET SALE, REASONS FOR THE ASSET SALE, FAIRNESS OPINION, COMPANY'S PLANS FOLLOWING COMPLETION OF THE ASSET SALE, SUFFICIENCY OF CASH RESERVES FOLLOWING ASSET SALE, COMPANY'S ANTICIPATED DELISTING FROM THE NASDAQ NATIONAL MARKET, COMPANY'S LIKELIHOOD OF TRANSFERRING TO THE NASDAQ SMALLCAP MARKET AND MAINTENANCE OF LISTING FOLLOWING ASSET SALE, COMPANY'S HEARING BEFORE NASDAQ PANEL, ANTICIPATED EFFECTS OF THE PROPOSED REVERSE SPLIT AND TAX EFFECTS TO THE STOCKHOLDER OF THE PROPOSED REVERSE SPLIT. CERTAIN STATEMENTS UNDER THE CAPTIONS "SUMMARY RELATING TO PROPOSAL NO. 1" AND "PROPOSAL NO. 1," "SUMMARY OF ASSET PURCHASE AGREEMENT," "RISK FACTORS," "PROPOSAL NO. 2" AND ELSEWHERE IN THIS PROXY STATEMENT CONSTITUTE "FORWARD-LOOKING STATEMENTS." BECAUSE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THERE ARE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CANNOT GUARANTEE FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS. MOREOVER, NEITHER THE COMPANY NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF THESE FORWARD-LOOKING STATEMENTS. THE COMPANY IS UNDER NO DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PROXY STATEMENT TO CONFORM SUCH STATEMENTS TO ACTUAL RESULTS.


                                     (viii)

                               THE SPECIAL MEETING

Purpose

      The Special Meeting is being held to consider and vote on the Asset Sale (PROPOSAL NO. 1) and the Reverse Split (PROPOSAL NO. 2). The Company's Board has unanimously approved the Asset Sale and the Reverse Split and recommends that Stockholders vote FOR each of the Asset Sale and the Reverse Split. For a description of the reasons for the Asset Sale, see " Proposal No. 1 (Asset
Sale)" For a description of the reasons for the Reverse Split, see "Proposal No. 2 (Reverse Split)."

Record Date and Voting Rights and Requirements

Record Date

      The Company's Board has fixed November 15, 2002 as the record date (the "Record Date") for the Special Meeting. Only Stockholders of record of the Company's Common Stock at the close of business on November 15, 2002 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. As of the Record Date, there were 17,963,367 shares of the Company's Common Stock outstanding. None of these shares are held by Company officers and directors. Each share of Common Stock outstanding on the Record Date entitles its holder to one vote on the proposal for the Asset Sale and the Reverse Split.

Quorum Requirement

      To constitute a quorum at the Special Meeting, a majority of the total number of shares entitled to vote on the Record Date must be present, represented either in person or by proxy.

Vote Required

      The approval of the holders of a majority of the Company's outstanding Common Stock is required to approve each of the Asset Sale and the Reverse Split.

Abstentions and Broker Non-Votes

      Abstentions and broker non-votes will be counted as shares present for determination of a quorum at the Special Meeting. For purposes of determining whether the Asset Sale or the Reverse Split is approved, abstentions and broker non-votes will have the same effect as votes against such proposals.

Voting of and Revocation of Proxies

      All shares that are represented by properly executed proxies received before or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on the executed proxies, shares represented by such proxies will be voted FOR approval of the proposals. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Such revocation may be made in person at the Special Meeting or by written notification to the secretary of the Company.

Solicitation of Proxies


                                      (ix)

      Each Stockholder's proxy is being solicited by and on behalf of the Company's Board. The Company will pay the cost of all proxy solicitation. The Company's officers and other employees may solicit proxies by personal interview or by telephone or facsimile device, in addition to the use of the mails. None of these individuals will receive special compensation for such services, which will be performed in addition to their regular duties. The Company may reimburse brokerage firms, banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding proxy solicitation materials to beneficial owners.

      In addition, the Company has engaged MacKenzie Partners, Inc., a professional proxy solicitation firm, to solicit proxies on behalf of the Company's Board. The Company will pay to Mackenzie $5,000 for its services.


                                       (x)

                                 PROPOSAL NO. 1

APPROVAL OF THE SALE TO MACROVISION OF THE ASSETS RELATING TO THE COMPANY'S COPY PROTECTION AND DIGITAL RIGHTS MANAGEMENT BUSINESS

      The Board has agreed to sell to Macrovision Europe, an affiliate of Macrovision, one of the Company's largest stockholders, all of the properties, rights, interests and other tangible and intangible assets of the Company and TTR Ltd. (the "Asset Sale") that relate in any material respect to the copy protection and digital rights management business for audio programs, including the technologies underlying SAFEAUDIO and the tentatively named PALLADIUMCD product line (the "Business"), for $5.25 million in cash, subject to certain downward adjustments discussed below, payable at closing. In addition, at closing, Macrovision will endorse and deliver to the Company, for eventual cancellation and return to the Company's treasury, the stock certificate representing 1,880,937 shares of the Company's Common Stock that Macrovision purchased from the Company in January 2000 in connection with its then concluded equity investment in the Company of $4.0 million (the "Macrovision Company Shares"). Upon and subject to the closing of the Asset Sale, the Alliance Agreement will be terminated and be of no continuing legal effect and the Company will no longer be entitled to the payment from Macrovision of a 30% royalty of the net revenues collected by Macrovision or its affiliates from any product or component incorporating SAFEAUDIO.

      The Board has agreed to the Asset Sale principally for the following reasons: (i) the Company will no longer be exposed to continuing losses associated with its research and development associated with the Business, (ii) the uncertain commercial prospects in continuing in the Business, (iii) to avoid the expense and risk incipient in arbitrating the Company's potential claims under the agreement with Macrovision, the outcome of which is uncertain, (iv) the Company's difficulty in raising additional capital for the Business and (v) to afford the Company the capital resources to consider other opportunities with greater opportunities for rapid growth and revenues.

Overview of the Company's Business

      Since the Company's inception in 1994, it has been primarily engaged in the business of designing and developing digital security technologies that provide copy protection for electronic content distributed on optical media and the Internet. Optical media include compact discs (CDs), digital versatile discs
(DVDs) and DVDs that store software, including games and reference material (DVD-ROMs). From inception, the Company has incurred losses approximating $39 million and has generated revenues aggregating less than $150,000.

      In November 1999, the Company entered into the Alliance Agreement with Macrovision to jointly design and develop a copy protection product designed to thwart the illegal copying of audio content on CDs. The new product is currently marketed under the brand name "SAFEAUDIO". SAFEAUDIO is a trademark owned exclusively by Macrovision SAFEAUDIO is designed for use by recording studios, music publishers and artists. Under the agreement, the Company granted to Macrovision an exclusive world-wide royalty bearing license, through December 2009, to the technologies underlying SAFEAUDIO, as well as all other technologies and products jointly developed, that are designed to prevent the illicit duplication of audio programs (including the audio portion of music videos, movies and other video or audio content) distributed on optical media (not limited to CDs and DVDs) and technologies for Internet digital rights management for audio applications.

      Macrovision is responsible, at its expense, for the marketing of SAFEAUDIO and determines, at its sole discretion, the staffing and other resources to be allocated to the product's commercialization, consistent with Macrovision's good faith determination of its commercial potential. The Company is entitled to royalties of thirty percent (30%) of the net revenues collected by Macrovision or its affiliates from any products or components incorporating SAFEAUDIO. To date, no significant revenues have been generated by SAFEAUDIO.

      SAFEAUDIO began to be first marketed by Macrovision to recording studios and music publishers on or about the first quarter of 2001. Given the lack of success to date in marketing SAFEAUDIO, management believes that there may be a myriad of concerns surrounding the nascent copy-protection market that may have affected the pace and the scope of commercial acceptance of copy protection technologies. Legislators, consumer activists, record labels, artists and music retailers are addressing issues such as "Fair Use", copyright laws and the legality of copy-protection. The Company's management believes that further significant investment would be required to continue technical and sales development to stimulate potential commercial demand.

      Prior to the commencement of the joint development efforts with Macrovision respecting SAFEAUDIO, the Company designed and developed DISCGUARD, an anti-copying technology intended for software content distributed on CDs, which became commercially available in 1999. The Company booked insignificant revenues from DISCGUARD in 1999. Pursuant to the agreement with Macrovision, the Company granted to Macrovision an exclusive license to develop and market the technology underlying the Company's DISCGUARD product. The DISCGUARD license was royalty bearing in part; to date, the Company has received no royalties in respect of the DISCGUARD license.

      Under the terms of subsequent amendments to the Alliance Agreement, the Company is not entitled to the 30% royalty with respect to any Macrovision digital rights management (DRM) solution/product that is bundled with SAFEAUDIO, though the Company and Macrovision are required to reach agreement on the pricing of any such bundled product. In order to increase the attractiveness of SAFEAUDIO to recording studios and music publishers, Macrovision advised the Company's management that it intends to append to SAFEAUDIO various other complementary and related products/components, which initially include primarily DRM components that were not the subject of joint development. Further, on November 4, 2002, Macrovision announced that it had acquired all of the assets of Midbar Tech, Ltd, a Israeli based company with still more technology/products/components related to music copy protection and DRM. The result could be the creation of a SAFEAUDIO based 'product package' that would include components/products that, under the terms of the Company's agreement with Macrovision, Macrovision could argue are not subject to the payment of the 30% royalty. Consequently, under the present arrangement, the Company's management anticipates that the royalties payable in respect of any anticipated SAFEAUDIO based 'music protection product package' will progressively diminish as additional Macrovision complementary technology (internally developed or further acquired) or related products/components that were not the subject of joint development are bundled in.

      In November 2001, the Company began to design and develop copy protection solutions designed to allow consumers relative freedom and ease in utilizing copy protected discs and music files downloaded from the Internet. The Company's design and development efforts in this area were made independent of Macrovision as Macrovision did not then express any interest to the Company's proposal to jointly develop this product line. These solutions, which the Company refers to as its PALLADIUMCD product line, are currently in various stages of design and testing and, in the view of management, possess varying degrees of commercial potential. The PALLADIUMCD product line is comprised of the following:

            (i) PALLADIUMCD Pre-Release-- allows labels and replicators to burn copy-protected commercially available blank CDs (CD-Rs) for the pre-release album market, allowing for the mass production of copy-protected pre-release CD-R's (using the labels' and replicators' existing infrastructure), which are typically distributed to radio stations and music critics before an album's general public release;

            (ii) PALLADIUMCD Key, a solution designed to facilitate off-line authentication and playing of a copy-protected CD on a personal computer using the consumer's existing Windows Media Player and to securely transfer the content of the copy protected CD to the consumer's hard drive and to securely record (burn) CD-R copies of the CD; and

            (iii) PALLADIUMCD Online, which enables end-users to securely burn music files downloaded from the Internet through subscription services (and other services offering digital music) to blank CD-Rs. Once so burned, the content on the CD-R is copy-protected. PALLADIUMCD Online is a software based solution that utilizes the consumer's personal computer and a burner and can be used with music distribution services such as Pressplay and MusicNet.

      In July 2000, the Company purchased a 50% equity interest in ComSign Ltd. ("ComSign"), an Israeli based company which is the exclusive marketer in Israel and in the territories controlled by the Palestinian Authority of VeriSign Inc.'s digital authentication certificates and related services (the "ComSign Business"). The remaining 50% equity interest in ComSign is held by a private company based in Israel. VeriSign, Inc. is a leading provider of Internet based trust services. The agreement between ComSign and VeriSign provides ComSign with the rights to market these services in the designated territory for a period of six years and a sharing of revenues derived from these activities. ComSign is to receive 50% of net revenues from web certificates and between 50%-70% for Onsite services (a product designed to enable ComSign's customers to directly sign up their clients to receive and use a digital certificate). Due to difficulties that arose in the relationship between ComSign and VeriSign and to general market conditions, the Company disclosed in its quarterly report on Form 10-Q for the quarter ended June 30, 2002, that it has written-off during the three months ended June 30, 2002, the remaining goodwill included in the investment.

      As of September 30, 2002, the Company had approximately $___ million in available cash. As there has been to date no significant SAFEAUDIO revenues, and, in management's view, in light of the uncertain prospects for revenues in the near term, discussed in greater detail below, the Company undertook, as disclosed in the 10-Q for the quarter ended June 30, 2002, to reduce operating expenses by at least 25%. Since the research and development expenses incurred at TTR Ltd. constituted a severe drain on the Company's limited capital and financial resources, the Company has commenced the relocation of its design facilities to the United States and, accordingly, has ceased substantially all design and development activities previously conducted out of TTR Ltd.'s premises. The Company's research and development activities were, until October 2002, primarily conducted out of TTR Ltd.'s facilities.

The Commercial Prospects of the Copy Protection Business

      There is currently no existing active market in the music industry for copy protection solutions. Despite expectations to the contrary, recording studios and music publishers have not commercially adopted an anti-copying solution or technology that is designed to protect the proprietary rights of music publishers and artists. However, over the past two years, the music industry has explored the possibility of adopting various anti-copying solutions utilizing a myriad of protection schemes, including SAFEAUDIO as well as technologies proposed by the

Company's competitors. Together with Macrovision, over the past 18 months, the Company has been modifying the technology underlying SAFEAUDIO in an attempt to facilitate market acceptance of the product. To date, no significant revenues have been generated by SAFEAUDIO.

      The PALLADIUMCD product line possesses, in the view of management, commercial prospects but requires significant additional investment on behalf of the Company in order to increase its commercial prospects and also requires partnering with a larger technology company. In addition, as discussed more fully below, Macrovision has advised the Company that Macrovision now views the PALLADIUMCD product line as being within the exclusive license granted to it, a contention with which the Company does not agree. The Company believes that the assertion by Macrovision of its view in a legal forum (or the threat to do so) may adversely affect the Company's marketing efforts.

      Management believes, based on its own preliminary assessments (and not on any independent market survey) that PALLADIUMCD Pre-release is ready for commercial deployment and represents potential revenues of approximately $1 million annually, if the business and market ever matures.

      PALLADIUMCD Online is, in the view of management not ready for commercial deployment but may possess commercial prospects. PALLADIUMCD Online is a consumer product and requires substantial customer support which the Company currently is unable to provide. PALLADIUMCD Online will also require partnering with a marketing and distribution partner. Additionally, several months' of technical integration are required with such partner. While the Company has been in discussions with certain potential partners respecting the solution, these talks have been suspended pending the development of the potential markets.

      PALLADIUMCD Key requires several additional months of development work and, in management's view will require a technology partner seeking to enhance its audio music copy protection product. In addition to development challenges, the Company expects that PALLADIUMCD Key will face formidable competition from several of the Company's competitors, including Macrovision.

Relationship with Macrovision

      The Company's relationship with Macrovision has been seriously hampered by divergent views and expectations. Macrovision has contended, initially in May 2002 and thereafter on other occasions, that the Company breached the terms of the agreement with it, a contention the Company vigorously denies. Additionally, Macrovision has alleged various other wrongdoing by former Company officers and directors, a contention that the Company also vigorously denies.

      The Company and Macrovision have each alleged material breaches of the Alliance Agreement by the other. The allegations of breach primarily relate to the planned bundling by Macrovision of non-royalty bearing components and products into the anticipated SAFEAUDIO based product package and the pricing thereof, the status of the PALLADIUMCD product line under the exclusive license previously granted by the Company to Macrovision and the divergent expectations respecting continued joint development and cooperation by the companies. Under the terms of the agreement with Macrovision, unless resolved by the parties, allegations of material breach are subject to binding arbitration, to be held in San Francisco, California. The Company's management believes that the outcome of arbitration/litigation is uncertain.

      The issues dividing the Company and Macrovision are a significant factor in management's assessment as to the commercial prospects to the Company of continuing in the Business. This is because any claims by Macrovision may raise concern with potential purchasers of the PALLADIUMCD product line.

      The relationship with Macrovision has also impaired the Company's attempts to raise capital. In April 2002, the Company and JDS Capital Management, Inc. ("JDS") reached a non-binding agreement in principle pursuant to which JDS or an affiliate intended to invest approximately $1.6 million in the Company, subject to negotiation, execution and delivery of mutually acceptable and legally binding definitive documents. In May 2002, the Company received a letter from Macrovision expressing concerns about the terms of the proposed investment as not being in the best interest of the Company's stockholders, which concerns and allegations were, in management's view, without merit. Based on Macrovision's letter, JDS informed the Company that it did not intend to proceed with the proposed investment.

      As potential royalties from SAFEAUDIO comprise the primary source of anticipated revenues in the near term and given the problematic nature of the relationship with Macrovision, the reconstitution or restructure of the relationship with Macrovision initially became the priority of the Company's new senior management. However, the increasingly worsening financial situation of the Company and its rapidly dwindling limited capital resources, together with the limited prospects of the Business, required, in the view of senior management, an aggressive approach to the resolution of the outstanding issues with Macrovision.

D&O Lawsuits

      At about the same time as the Company began its efforts to restructure the relationship with Macrovision, in August 2002, nine purported stockholders of the Company filed a complaint against the Company, eight of its current or former officers and several third parties in the United State District Court for the Southern District of New York. The action, which is known as Eilenberg et al. v. Kronitz et al. (02 Civ. 6502), alleges, among other things, that the Company issued a series of false and misleading statements, including press releases, that misled the plaintiffs' into purchasing the Company's Common Stock. The complaint seeks relief under federal securities laws and common law, and demands compensatory damages of $10 million or more, and punitive damages of $50 million or more. The Company and most of its current or former officers have filed a motion based upon the federal securities laws to dismiss the complaint for failure to state a claim. That motion, which is expected to be argued to the Court on November 19, 2002, has had the legal effect of automatically suspending any other proceedings in the case.

      Counsel for the Eilenberg plaintiffs filed a second action against the Company and several of its current or former officers in the same court on August 21, 2002, this time on behalf of three additional purported stockholders as plaintiffs. This action, which is known as Sturm et al. v. Tokayer et al. (602 Civ. 6672), alleged, among other things, that the Company had violated the federal securities laws by distributing false and misleading materials in connection with the annual shareholder meeting scheduled for August 26, 2002, and that several officers and directors had breached duties to the Company and committed acts of waste and mismanagement by paying excessive salaries to themselves and others. Plaintiffs promptly moved for a temporary restraining order to enjoin the annual shareholder meeting from being conducted on August 26, 2002. The Court denied this motion. Defendants thereafter moved to dismiss the complaint for failure to state a claim for relief. In response, the plaintiffs filed an amended complaint, which deleted the prior claims concerning violations of the federal securities laws, but continued to assert derivative claims for waste and mismanagement. The Court denied defendants' motion to dismiss the latter claim, and the Sturm action is now in the beginning of the discovery phrase.

      The Company has notified the insurer that issued a directors and officers liability policy to the Company covering the period in which the filing of the Eilenberg and Sturm actions occurred. The Company is seeking, among other things, to recover its costs of defense to the extent provided in the policy, but the insurer has not yet responded to that request. The Company does not believe that the proposed sale of assets to Macrovision will affect the prosecution of the Eilenberg or Sturm action. The Company expects both lawsuits to continue whether or not the Asset Sale is approved.

      These lawsuits further eroded the Company's limited ability to raise capital, thereby effectively limiting the possible avenues open to the Company to restructure its business.

Background to the Macrovision Offer

      With the hiring in May 2002 of Daniel C. Stein, the Company's new Chief Executive Officer, and the increased involvement of Sam Brill, the Company's Chief Operating Officer, the Company initiated discussions with senior Macrovision executives in an attempt to resolve the parties' differences and coordinate their respective efforts toward the rapid introduction and acceptance by the industry of SAFEAUDIO. The position of the Company's management was that the PALLADIUMCD product line could be instrumental in advancing SAFEAUDIO marketing efforts, a view with which Macrovision did not agree. In the course of these discussions, Macrovision initially offered to purchase the Company's rights in and to the technologies underlying SAFEAUDIO and PALLADIUMCD, at a cash purchase price of $3 million. The Company rejected the offer, deeming it inadequate. In an effort to re-structure the development efforts of the parties and general relationship with Macrovision and to further explore Macrovision's purchase offer, Mr. Stein met senior Macrovision management on several occasions between May and September 2002, including Macrovision's Chief Executive Officer, William Krepick.

      Over the course of the summer, discussions were held between the Company's Chief Executive Officer and senior officers of Macrovision. The Company initially focused on clarifying the parties' respective rights under the agreement with Macrovision with respect to the technologies' underlying SAFEAUDIO and the PALLADIUMCD product line. On the basis of these discussions, management reached the conclusion that there was little likelihood of reaching a mutually acceptable resolution of the issues dividing the Company and Macrovision. The focus of the continuing discussions centered on the terms of Macrovision's acquisition of the Business.

      In August 2002, stockholders elected a new Board, consisting of five new members. The Company's newly installed Board held a meeting, on September 23, 2002, to discuss the future of the Business, including Macrovision's expressed interest in the technologies underlying SAFEAUDIO and PALLADIUMCD, the limited commercial prospects of the Business, the observed trends of the nascent target market and the Company's rapidly deteriorating financial and capital position. The Board considered several alternative courses of action, including attempting to resolve the issues with Macrovision and continue the Business. For the reasons described under "Reasons for the Asset Sale", the Board concluded that this was not a viable alternative for the Company. The Board also considered approaching other potential acquirors. However, given the nature of the restrictions contained in the Alliance Agreement, the Board concluded that an acquiror other than Macrovision would not be feasible or likely. Accordingly, the Board authorized the Company's Chief Executive Officer to continue negotiations with Macrovision respecting the possible sale to Macrovision of the Business.

      Based on the development of the discussions relating to Macrovision's possible acquisition of the Business, on October 2, 2002, the Company and Macrovision entered into a limited confidentiality and non-solicitation agreement pursuant to which the Company agreed to a 30 day exclusivity period to permit due diligence and negotiations of a proposed asset sale transaction.

The Company publicly announced on October 2, 2002, the existence of the discussions with Macrovision relating to the sale of the Business.

      Shortly therafter, Macrovision's legal advisors delivered proposed transaction documents to the Company, including the initial version of the proposed Asset Purchase Agreement. The managements of the Company and Macrovision, together with their respective legal counsels and financial advisors then held extensive negotiations regarding the terms and conditions of the definitive agreements relating to the proposed Asset Sale and exchanged several revised drafts of the Asset Purchase Agreement.

      On October 10 2002, the Company engaged Luminary Capital LLC ("Luminary"), to express a fairness opinion with respect to a potential transaction with Macrovision.

      On October 28, 2002, the Company's Board held a meeting to discuss the status of negotiations with Macrovision and the specific terms and conditions contained in the proposed Asset Purchase Agreement and the ancillary instruments. The Company's legal advisors made a presentation on the terms of the proposed transaction and the Board's duties with respect to consideration of the transaction. Representatives of Luminary summarized during the same teleconference the financial analysis performed by them as of such date and indicated that, based on their analysis, the consideration to be received in the proposed transaction was fair to the Company and its Stockholders from a financial point of view in light of the Company's prospects and prevailing market valuation. At the meeting, Luminary delivered its preliminary opinion, which stated that, as of such date, and based upon the procedures followed, factors considered and assumptions made by Luminary and subject to the limitations set forth in the opinion, the proposed transaction is fair to the Company and its Stockholders from a financial point of view. The Board discussed the terms of the proposed transaction with its legal and financial advisors.

      Based on its conclusions that the Asset Sale was advisable and in the best interests of the Stockholders, the Board unanimously voted to approve the Asset Sale, the Asset Purchase Agreement and the transactions contemplated thereby, and to recommend to the Stockholders to approve the Asset Sale.

Developments following the Board Meeting on October 28, 2002

      In the course of their discussions, Macrovision and the Company discussed the resolution of issues relating to the OCS. TTR Ltd. received, in 1997, various grants aggregating approximately $210,000 from the OCS toward the design and development of certain technologies. Under the grant programs, such funded technologies may not be transferred outside of Israel without the prior written consent of the OCS. Although it is the Company's position that none of the technologies included in the Asset Sale were in fact funded by the OCS, Macrovision, subsequent to the Board's meeting on October 28, 2002, expressed its concern as to whether the Company had the requisite consents from the OCS.

      In addition, in the course of the due diligence, Macrovision expressed concern over whether the Company had the requisite rights from the University of Arizona ("University") with respect to the Company's development of error overriding correction technology, an integral component of the technologies included in the Asset Sale.

      To resolve these matters as expeditiously as possible, Macrovision and the management of the Company agreed that if the Company is unable to obtain from the OCS and the University their respective consent and waiver of rights or claims to certain of the assets being transferred in the Asset Sale on or before the closing, then the cash price of $5.25 million would be reduced by $400,000, in the case of OCS and $100,000, in the case of the University. If the Company is unable to obtain such consents and waivers by February 1, 2003, then Macrovision is entitled to pursue the procurements of such consents and waivers and, in Macrovision's discretion, to make payments to such parties in respect of such consents and waivers. If at any time within six months following the closing of the Asset Sale (but no later than August 1, 2003) Macrovision makes any payments for the purpose of obtaining such consents and waivers in an aggregate amount less than $500,000, then within 10 days of such payment, Macrovision is to remit to the Company the excess, if any, of $500,000 over the aggregate amount of such payments.

      The Company's Board convened on November 4, 2002 to consider these revised arrangements. Following deliberations, the Board unanimously approved and ratified these arrangements and reiterated its previous unanimous vote at its meeting of October 28, 2002, to approve the Asset Sale, the Asset Purchase Agreement and the transactions contemplated thereby, and its recommendation to the Stockholders to approve the Asset Sale.

      The Company and Macrovision executed the Asset Purchase Agreement and the ancillary documents on November 4, 2002. Immediately prior to the signing of the Asset Purchase Agreement, Luminary delivered to the Board its written opinion.

Termination of the Alliance Agreement

      The Asset Sale provides for the termination of the Alliance Agreement between Macrovision and the Company. As such, upon the closing of the Asset Sale the Company will no longer be entitled to a royalty of 30% of net revenues collected by Macrovision or its affiliates in respect of any product or component incorporating SAFEAUDIO.

Business of the Company Following the Asset Sale

      Following (and subject to) the approval by the Company's Stockholders of the Asset Sale, the Company will cease to be engaged in the field of copy protection in which it has been actively engaged since its inception in 1994. Following the consummation of the Asset Sale, the Company will continue to own 50% of the ComSign Business.

      Following the consummation of the Asset Sale, payment of estimated transactions costs and other wind-down liabilities associated with TTR Ltd, the Company's management estimates that the Company will have approximately $6 million in cash. In addition, management estimates that the Company has a net operating loss carry forward (NOL) of approximately $13 million, which will be available to offset any United States federal taxes payable in respect of the Asset Sale. TTR Ltd., the Company's wholly owned Israeli subsidiary, has a net operating loss carry forward of approximately $9 million available to offset future taxable income in Israel.

      The Board has not yet determined what the Company's strategic direction will be following the consummation of the Asset Sale and is considering several possible general alternatives. Immediately following the closing of the Asset Sale, the Company will have no material liabilities other than ordinary course payables. It will also continue to be a defendant in the two lawsuits described above and have contingent liabilities for any potential breach of the Asset Purchase Agreement. Currently, the Company anticipates pursuing one of the following three directions: liquidation and dissolution, retention of the proceeds and acquisition, investment in, or development of new lines of business, or a partial distribution of cash and acquisition, investment in, or development of new lines of business. The Company has not determined which option it will pursue. Furthermore, the Company may not choose any of the options described above and instead may pursue one or more other options the Company has not yet considered. Although the Board may explore opportunities to acquire, invest in, or develop new lines of business, to date the Board has not adopted a new strategic direction for the company and cannot predict what, if any, businesses it may enter or strategies it may adopt. Therefore, the Board can offer no indication of what risks and opportunities might arise in the context of such a new direction or directions.

                           REASONS FOR THE ASSET SALE

      In reaching its determination to approve the Asset Sale, the Asset Purchase Agreement and related agreements, the Company's Board of directors consulted with the Company's management and its financial and legal advisors, and considered a number of factors. In its decision to recommend and approve the Asset Sale, the most important benefits identified by the Board were the following:

      o Cessation of Losses and Drain of Capital Resources Resulting from Existing Business. The Company will no longer be exposed to continuing losses associated with its research and development associated with continuing the Business.

      o Uncertain Commercial Prospects. The Board concluded that the prospects of continuing in the Business and for the copy protection market in general are uncertain.

      o Avoiding a Potentially Costly Legal Battle. The Company and Macrovision each allege material breaches of the agreement by the other. The proposed Asset Sale will obviate the need by the Company to undertake the risk of litigating its rights under the Alliance Agreement with Macrovision, the outcome of which is uncertain and costly.

      o Difficulty in Raising Capital. The Company has found it difficult to raise capital necessary to continue the Business as currently conducted and may not be able to raise capital on acceptable terms, if at all.

      o Resources Available for more Profitable Opportunities. The proposed Asset Sale will provide the Company with capital resources to consider and assess other opportunities that the Board believes may afford a superior opportunity for rapid growth and revenues compared to the existing Business.

      In evaluating the Asset Sale, the Company's Board considered the following factors, among others:

      (i) The lack of a currently active market in the music industry for copy protection technologies and related products and the prospects thereof.

      (ii) The Board's belief that the music industry may be focused on the market control of music piracy by adopting revenue sharing strategies with certain currently illegal music distribution sites rather than technological solutions designed to enhance proprietary protection.

      (iii) The substantial investment needed for increasing market awareness in the music industry for copy protection technologies.

      (iv) The difficulties encountered in marketing SAFEAUDIO and the time lag that, in the view of the Company's management, is necessary until a market develops, if ever.

      (v) The difficulties encountered in marketing the PALLADIUMCD product line and the substantial capital investment that management believes is necessary in order to effectively develop and market such a product line.

      (vi) The adverse effect on the Company's marketing effort respecting the PALLADIUMCD product line that is likely, in the view of Company management, to follow the assertion by Macrovision of its perceived rights under the Alliance Agreement.

      (vii) The significant restrictions resulting from the continuing relationship with Macrovision regarding any technological developments in the field of copy protection for audio programs and internet digital rights management.

      (viii) The Company's inability to effectively assert its rights under the Alliance Agreement with Macrovision, in light of its limited financial and the uncertain outcome if the Company were to assert its rights.

      (ix)    The overall nature of the Company's relationship with Macrovision;

      (x) The limited ability currently afforded the Company to exploit other more profitable ventures owing to lack of capital resources. and

      (xi) The continuing drain of capital resources associated with the Business and the concomitant limited commercial prospects, in the view of management, available to the Company from continued engagement in the Business.

      In evaluating the Asset Sale, the Company's Board also considered as a factor the possibility that following the approval by the Stockholders of the Asset Sale and its consummation by the Company and Macrovision, Macrovision may conclude commercial licenses for SAFEAUDIO of such magnitude that the royalties payable to the Company in respect thereof may be significantly greater than the proceeds received in respect of the Asset Sale.

      The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but does include the material factors considered. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Board, it is not practical to quantify, rank, or otherwise assign relative or specific weights to the factors considered. In addition, the Board of directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the Board conducted an overall analysis of the factors described above, including discussions with management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Board may have given different weight to different factors. The Board considered all of these factors in totality and concluded, on the whole, such factors supported its determination to approve the Asset Sale. After taking into consideration all of the factors set forth above, the Board, following consultation with its legal and financial advisors, concluded that the Asset Sale is fair to, and in the best interests of, the Company and its Stockholders, and that the Company should proceed with the Asset Sale.

                                  RISK FACTORS

      Stockholders should carefully consider the risks described below regarding the Asset Sale, together with all the other information included in this Proxy Statement, before making a decision about voting on PROPOSAL No. 1 (the Asset
Sale). If any of the following risks actually occur, the Company's business and financial condition could be materially harmed. If the business is harmed, the trading price of the Common Stock could decline and Stockholders could lose all or part of their investment.

      If Stockholders do not approve the Asset Sale, the Company may not have the resources to continue operations without raising additional capital, which is likely to be difficult to obtain.

      The Company has limited cash resources, and these resources continue to diminish. As of September 30, 2002, the Company had approximately $___ million in available cash. The Company has significantly reduced its expenses over the past three months by substantially ceasing research and development activities formerly conducted at its Israel based subsidiary, as well as reducing other expenses. The Company's current monthly burn rate is approximately $100,000. However, the Company has incurred and expects to continue to so incur additional legal and other fees associated with the pending suits brought against it and certain former and existing officers and directors of the Company for alleged wrongdoing. Additionally, if the Stockholders do not approve the Asset Sale, the Company may need to expend additional funds to retain appropriate marketing and development personnel.

      Absent a sudden and unforeseen demand for SAFEAUDIO or PALLADIUMCD and the payment to the Company of the SAFEAUDIO royalties, the Company expects that its cash resources will continue to diminish and, if the present level of its burn rate is maintained, the Company will have exhausted by May 2003 its available cash resources. If the Stockholders do not approve the Asset Sale, the Company will be forced to seek additional capital in order to continue its operations as presently conducted. Considering the Company's recent financial performance, it is likely to be very difficult for it to obtain additional equity or debt financing.

      If Stockholders do not approve the Asset Sale, the Company will need to reach an understanding with Macrovision or will otherwise need to assert its rights under the agreement with Macrovision.

      If the Stockholders do not approve the Asset Sale, the Company will need to reach an acceptable accommodation with Macrovision regarding the various disputes and disagreements that, in the view of the Company's management, is not likely to be achieved. With the Company's rapidly deteriorating financial and capital resources, the Company may not, in the view of management, have sufficient resources to mount a sustained defense and assertion of its rights under the Alliance Agreement with Macrovision.

      If Stockholders do not approve the Asset Sale, the Company is unlikely to be able to maintain its listing on Nasdaq, which would decrease the liquidity of the Company's Common Stock.

      Nasdaq has notified the Company that it will delist its Common Stock from the Nasdaq National Market, citing its failure to meet the minimum $10 million stockholders' equity requirement. In addition, the Company has not, since May 23, 2002, met the minimum $1.00 per share minimum bid price.

      The Company is currently in the process of attempting to obtain listing on the Nasdaq SmallCap Market and a hearing before a panel authorized by the Nasdaq Stock Market, Inc. has been scheduled for November 21, 2002. In order for the Company to increase the likelihood that its securities will be listed on the Nasdaq SmallCap Market, it must demonstrate compliance with the continued listing criteria of the Nasdaq SmallCap Market, which includes stockholders' equity of $2.5 million. If Stockholders do not approve the Asset Sale, it is unlikely that the Company will be able to meet these requirements, thereby not making the Company's Common Stock eligible for listing on the Nasdaq SmallCap Market.

      In order to maintain listing of the Company's Common Stock on the Nasdaq SmallCap Market following initial listing, the Company will also need to satisfy the minimum bid price per share of $1.00. Accordingly, Stockholders are also being asked to consider and vote on PROPOSAL NO. 2 (the Reverse Split).

      No assurance can be provided that, notwithstanding all of the efforts of the Company, the Nasdaq SmallCap Listing Panel will conclude following the hearing on November 21, 2002, to deny the Company's request to have its Common Stock listed on the Nasdaq SmallCap Market. Accordingly, the Company's securities may in fact have been delisted from Nasdaq by the time of the Special Meeting.

      Even if the Company's request to have its Common Stock listed on the Nasdaq SmallCap

Market is granted, following the Asset Sale the Company may be subject to delisting if Nasdaq deems that the Company has ceased to operate a business. Additionally, if following the Asset Sale, the Company were to acquire an operating business, it may have to qualify for listing on either the Nasdaq SmallCap or National Market's initial listing standards, which are more stringent than the continued listing standards.

      If stockholders do not approve the Asset Sale, the Company may have difficulty competing in the copy protection market.

      On November 4, 2002, Macrovision announced the acquisition of the assets of Midbar Tech Ltd. ("Midbar"), an Israeli based private company engaged in the field of copy protection. The Company anticipates that by this acquisition Macrovision will be able to enhance its copy protection product/solution offerings. The Company anticipates that one of the consequences of Macrovision's acquisition may be the commercialization of a new product/solution that may be competitive to the Company's PALLADIUMCD product line. Accordingly, if Stockholders do not approve the Asset Sale, PALLADIUMCD, the Company's sole proposed copy protection solution capable of generating current revenues, other than SAFEAUDIO, subject to further investment and the other qualifications set out in this Proxy Statement, may face formidable competition as result of Macrovision's acquisition.

      If Stockholders do not approve the Asset Sale, there may not be any other offers from potential acquirors.

      If the Company's Stockholders do not approve the Asset Sale, it is unlikely that the Company will be able to find another purchaser for the Business. Under the present arrangement with Macrovision, any such transaction cannot be effected without the approval of Macrovision. Accordingly, management cannot assure Stockholders that any company currently engaged in this business would have any interest, or would be willing to offer a reasonable purchase price, or that any price so offered would not be less than that agreed to in the Asset Sale.

      If Stockholders approve the Asset Sale, the Company may realize from the proceeds of the Asset Sale less than it would have otherwise been entitled to under its agreement with Macrovision.

      Following the approval by the Stockholders of the Asset Sale and its consummation by the Company and Macrovision, Macrovision may conclude commercial licenses for SAFEAUDIO of such magnitude that the royalties payable to the Company in respect thereof may be significantly greater than the proceeds received in respect of the Asset Sale. As Macrovision is exclusively responsible for marketing SAFEAUDIO, the Company cannot give any assurance that following the consummation the Asset Sale, Macrovision will not in fact conclude commercial licenses of such magnitude.

      The Purchase Price for the Asset Sale may be reduced by up to $500,000.

      Under the terms of the Asset Purchase Agreement, the Company is required to use best efforts to obtain the consent and waiver from the OCS and the University of rights or claims to certain of the assets being transferred in the Asset Sale by the earlier of (i) February 1, 2003 and (ii) closing of the Asset Sale. If the Company is unable to obtain such consents and waivers by such date, then Macrovision is entitled to pursue the procurements of such consents and waivers and, in Macrovision's discretion, to make payments to such parties in respect of such consents and waivers. If such consents and waivers are not received prior to the closing of the Asset Sale, the consideration to be received by the Company in respect of the Asset Sale is reducible to a maximum amount of $400,000, in the case of the OCS and $100,000 in the case of the

University. There is no assurance that the Company will be able to obtain these consents and waivers. In addition, under the indemnification provisions in the Asset Purchase Agreement, the Company may be required to reimburse Macrovision for any amounts it expends in excess of $500,000 in its attempt to procure these consents and waivers.

      The Company may face Legal Challenges Respecting the Asset Sale.

      Under the OCS grant programs, funded technologies may not be transferred outside of Israel without the prior written consent of the OCS. Although it is the Company's position that none of the technologies included in the Asset Sale were in fact funded by the OCS, the OCS may adopt a contrary view that could delay or impede the proposed Asset Sale and/or expose the Company to a damage suit by the OCS which could result in a material adverse effect to the Company's business and prospects.

      The Company may be required to pay significant amounts to Macrovision with respect to indemnities.

      The Company undertook to indemnify Macrovision for any losses from breaches of the Company's representations or warranties in the Asset Purchase Agreement that occur within 18 months after the closing date of the Asset Sale, including matters relating to the OCS and the University. The Company's indemnification obligations are limited by an overall cap of $5.25 million, except with respect to matters relating to the OCS and the University, violation of any bulk sales laws, fraudulent conveyance laws, or certain pre-sale contractual liabilities. Although the Company knows of no breaches of its representations or warranties, the payment of any such indemnification obligations would adversely impact the Company's cash resources following the consummation of the Asset Sale and its ability to pursue other opportunities. For example, if Macrovision expends more than $500,000 in procuring the waivers and consents from the OCS and University, pursuant to the indemnification provisions of the Asset Purchase Agreement Macrovision may be entitled to seek reimbursement of such amounts from the Company.

      If Stockholders approve the Asset Sale, the Company may invest in a new business without further stockholder action.

If Stockholders approve the Asset Sale, the Board may decide to invest in another business without any further input from stockholders.

                          OPINION OF FINANCIAL ADVISOR

      At its meeting on September 23, 2002, the Board discussed the selection of an investment bank to provide an opinion, from a financial point of view, as to the fairness to the Company and the Stockholders of the consideration to be received by the Company in connection with the proposed Asset Sale. The Company received proposals from three firms and considered the qualifications of each of the firms based upon criteria that included an evaluation of each firm's capabilities, experience and approach, reputation, cost, and other factors. Although all three firms appeared to be qualified to prepare the fairness opinion, based on the evaluation criteria, management recommended that the firm of Luminary Capital LLC ("Luminary") be engaged to render a fairness opinion. Based upon Luminary's qualifications and expertise, including that Luminary's principals are regularly engaged in the valuation of businesses in connection with mergers and acquisitions, asset dispositions, and other purposes, the Board approved the engagement of Luminary to prepare an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the proposed Asset Sale.

      Luminary is a boutique investment bank based in New York providing financial and strategic advisory services to education, media and technology companies. Luminary, as part of its investment banking practice advises companies on acquisitions, divestitures and mergers; and arranges restructuring of existing indebtedness. Luminary is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

      At a meeting of the Company's Board on October 28, 2002, Luminary delivered an oral opinion, which it subsequently confirmed in writing at the time of the execution of the Asset Purchase Agreement, that, as of November 4, 2002 and based upon and subject to the assumptions and other matters described in its written opinion, the proposed consideration is fair to the Company and to its Stockholders from a financial point of view. Luminary's opinion is addressed to the Company's Board and is directed only to the financial terms of the Asset Purchase Agreement. LUMINARY'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION THAT THE COMPANY APPROVE AND CONSUMMATE THE ASSET PURCHASE AGREEMENT NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

      The complete text of Luminary's opinion, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Luminary, is attached to this Proxy Statement as Annex B, and the summary of Luminary's opinion set forth in this document is qualified in its entirety by reference to Luminary's written opinion. Stockholders are urged to read Luminary's opinion carefully and in its entirety for a description of the procedures followed, the factors considered, and the assumptions made by Luminary.

      In arriving at its opinion, Luminary, among other things:

      o     reviewed a draft dated November 3, 2002, of the Asset Purchase
            Agreement;

      o reviewed certain publicly available information concerning the Company;

      o held discussions with Company management concerning the Company's current and future business prospects;

      o reviewed the historical stock prices and trading volumes of the Company's Common Stock;

      o considered certain financial and operating information, including financial analyses and projections and related assumptions with respect to the assets in order to determine the value of the assets; and

      o performed and/or considered such other studies, analyses, inquiries and investigations as Luminary deemed appropriate.

      In addition, Luminary held discussions with certain members of the Company's management as to their view of:

      o the anticipated adverse effects on the Company's business, assets, liabilities, operations and prospects that would occur if the Company were to continue to engage in the Business as presently constituted;

      o the Company's anticipated inability to remedy its liquidity shortfall and the substantial risk of the Company becoming insolvent and seeking the protection of state insolvency or federal bankruptcy law;

      o the anticipated substantial adverse effects on Stockholders that would result from insolvency or concerns about the potential of the Company's insolvency; and

      o the anticipated benefits that would arise from entering into the Asset Purchase Agreement, including the substantial lessening of those liquidity and solvency concerns.

      No limitations were imposed by the Company upon Luminary with respect to the investigations made or procedures followed by Luminary in connection with its rendering its opinion.

      Based on this information, Luminary performed a variety of financial analyses of the proposed Asset Sale and the consideration to be received by the Company in connection therewith. The following paragraphs summarize the material financial analyses performed by Luminary in arriving at its opinion.

      Asset Valuation Analysis. Based on estimates provided by Company management, Luminary prepared an analysis of the assets to be sold in connection with the proposed Asset Sale. The analysis derived the current value of the assets, based on a discounted cash flow analysis, to be sold in the Asset Sale under various scenarios considering the arbitration/litigation of the Company's claims under the agreement with Macrovision and the potential outcomes to the Company under such scenarios, both favorable and unfavorable. Luminary also applied sensitivity analyses to each of the potential outcomes to determine a range of values in base, upside and downside cases depending upon the amount of projected revenues generated over the next five years given market receptivity of the product. In its analysis, Luminary took into account, among other things, potential legal costs, royalty payments for SAFEAUDIO and for PALLADIUMCD Pre-Release, as well as operating expenses associated therewith. The analysis took into account the potential size of the market for the Business and the prospects for penetrating such market. Luminary also assumed that the Company could raise capital in the next six to eight months to fund operations of the Business; however, such funding may be difficult to procure in the current capital raising environment.

      Luminary's analysis illustrated the high and low values of each of the nine scenarios three legal scenarios and three market receptivity scenarios, relative to the current offer. In summary, given the three legal scenarios, the analysis showed that in the context of arbitration/litigation with an unfavorable outcome to the Company, the assets to be sold by the Company to Macrovision as part of the proposed Asset Sale would have a value of approximately between ($3.8 million) and $2.1 million, as compared to a value of approximately between ($2.5 million) and $7.6 million with a favorable outcome to the Company and a value of between ($2.4 million) and $4.5 million if there is no arbitration/litigation.

      Other Analyses. In rendering its opinion, Luminary considered various other analyses, including, a comparison of the total consideration to be paid to the Company in the proposed Asset Sale versus the enterprise value of the Company. This analysis showed that the consideration to be paid to the Company in the proposed Asset Sale exceeds the enterprise value of the Company, taking into account the reported share price and cash position of the Company on the date of the opinion. Given the lack of historical revenue and EBITDA for the Company and the uncertainty of its future financial performance, Luminary did not find it useful to perform a selected comparable public company analysis, a selected precedent transactions analysis or a premiums paid analysis. Furthermore, Luminary did not believe a replacement cost analysis or a relief from royalty analysis were relevant given the nature of the Company's relationship with Macrovision.

      The summary set forth above does not purport to be a complete description of the analyses performed by Luminary in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Further, each of the analyses conducted by Luminary was carried out to provide a different perspective on the proposed Asset Sale. Luminary did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness to the Company, from a financial point of view, of the consideration to be received. Luminary did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, considering any portion of Luminary's analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Luminary made numerous assumptions with respect to general business and economic and other matters, many of which are beyond our control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of business or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Luminary's opinion and related analyses were only one of many factors considered by the Board in its evaluation of the proposed Asset Sale and should not be viewed as determinative of the views of the Board or management with respect to the proposed Asset Sale or the consideration to be received by the Company in the proposed Asset Sale.

Fees and Expenses Paid to Luminary

      For its financial advisory services in connection with the proposed Asset Sale, the Company agreed to pay Luminary a fee of $40,000. The Company also agreed to reimburse Luminary for its out-of-pocket expenses up to $10,000, and to indemnify Luminary and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.

      No part of the compensation paid by the Company to Luminary is contingent upon Luminary's conclusion regarding valuation or financial fairness. The Company has not previously engaged Luminary to act as the Company's financial advisor and, to management's knowledge, has had no prior transactions in which Luminary was involved.

                              REGULATORY APPROVALS

      The Asset Sale is not subject to the approval of any state or federal regulatory agency or governmental body.

      The Company's Israeli subsidiary, TTR Technologies, Ltd., received, in the course of 1997, various grants aggregating approximately $210,000 from the Office of the Chief Scientist of the Israeli Ministry of Trade (the "OCS") toward the design and development of certain technologies. Under the grant programs, such funded technologies may not be transferred outside of Israel without the prior written consent of the OCS. Although it is the Company's position that technologies included in the Asset Sale were not funded under the OCS grant, OCS may adopt a contrary view that could delay or impede the Asset Sale and/or expose the Company to a damage suit which, could result in a material adverse effect to the Company's business and prospects

                               NO APPRAISAL RIGHTS

      Under the Delaware General Corporation Law, holders of the Company's Common Stock are not entitled to appraisal rights in connection with the Asset Sale.

                                TAX CONSEQUENCES

      The Company anticipates that the Asset Sale will not cause it to incur any U.S. federal income tax liability or any Israeli tax liability. Stockholders will not have any taxable gain or loss as a result of the Asset Sale.

      For federal income tax purposes, as of December 31, 2001 the Company had net operating loss carry-forwards of approximately $13 million available to offset future taxable income. The Company's Israeli subsidiary had a net operating loss carry-forward of approximately $9 million available to offset future taxable income in Israel. Based on the U.S. and Israeli net operating loss carry-forwards, the Company anticipates that the taxable gain arising from the Asset Sale will be fully absorbed by such net operating loss carry-forwards. Accordingly, the proposed Asset Sale should not result in a significant net tax effect to the Company or its Stockholders. After the Asset Sale, the Company will have available its remaining U.S. and Israeli net operating loss carry-forwards after the Asset Sale against future U.S. or Israeli net taxable income, subject to certain other limitations under U.S. and Israeli tax laws.

                       TREATMENT OF EMPLOYEE STOCK OPTIONS

      As the Asset Sale will be deemed to be a sale of "substantially all of the assets", it will be considered a "change in control" of the Company under the Company's 2000 Equity Incentive Plan (the "2000 Plan"). As a result, the vesting of stock options held under the 2000 Plan by certain employees and consultants (former and present) of the Company, will be accelerated in full, conditioned upon the consummation of the Asset Sale. As of November 4, 2002, option holders under the 2000 Plan held options to purchase approximately 2,008,142 million shares, of which 1,138,750 were unvested but will be accorded accelerated vesting as a result of the Asset Sale.

      All rights to purchase Common Stock then outstanding under the Company's 1996 Employee Stock Option Plan (the "1996 Plan") will continue in accordance with their existing terms after the Asset Sale.

      All of the currently outstanding options under the 2000 Plan have exercise prices greater than the current fair market value of the Company's Common Stock.

                 INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE

      The Company's Chief Executive Officer, Daniel C. Stein, holds options under the 2000 Plan to purchase up to 550,000 shares of Common Stock, scheduled to vest over the next three years. The Company's Chief Operating Officer, Sam Brill, holds options under the 2000 Plan to purchase up to 250,000 shares of Common Stock, scheduled to vest over the next three years. The vesting of these stock options will be accelerated in full effective upon the consummation of the Asset Sale.

      Under the terms of the Company's 2002 Non-Employee Director's Stock Option Plan and the 2000 Non-Executive Directors' Stock Option Plan, the Board has the power to determine in its sole discretion what effect, if any, the Asset Sale will have upon the outstanding options under such plans. As of November 4, 2002, non-employee directors of the Company held options to purchase an aggregate of 180,000 shares, none of which have vested.

      As of November 4, 2002, the executive officers and directors of the Company held options to purchase an aggregate of 1,010,00 shares, of which options to purchase 800,000 were unvested but will be accorded accelerated vesting as a result of the Asset Sale.

      Sam Brill, the Company's Chief Operating officer, has agreed to vote in favor of the Asset Sale with respect to any vested options which he exercises into shares of the Company prior to the Record Date. In addition, Macrovision holds an aggregate of 1,880,937 shares of Common Stock that it will be entitled to vote at the Special Meeting.

      All of these options have exercise prices greater than the current fair market value of the Common Stock.

                          THE ASSET PURCHASE AGREEMENT

      This section of the Proxy Statement describes the material terms of the Asset Purchase Agreement, and is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Annex A. The Company urges you to read the Asset Purchase Agreement carefully as it is the legally binding document relating to the Asset Sale.

Assets Being Sold to Macrovision

      The Asset Sale relates to the sale to Macrovision of all of the Company's properties, rights, interests and other tangible and intangible assets that relate in any material respect to the Business, and include specified contracts, inventory, intellectual property, customer lists and other business records, tangible and intangible assets, good will associated therewith, permits, to the extent transferable, and other miscellaneous assets associated with such Business.

      The Company will retain all assets specified "Excluded Assets" in the Asset Purchase Agreement. The Excluded Assets relate to the assets not being transferred and include cash and cash accounts, bank accounts, the Company's rights and other assets with respect to ComSign, leasehold improvements, contracts not assumed by Macrovision, the net operating losses and other tax attributes and certain other assets relating to the Company's business and not otherwise assumed by Macrovision.

Liabilities Assumed

      Macrovision will assume only those liabilities specified in the Asset Purchase Agreement. The liabilities to be assumed relate to liabilities arising under contracts to be assumed in connection with the Asset Sale.

      The Company will retain all other liabilities not expressly assumed by Macrovision.

Consideration to be Received from Macrovision

      In consideration for the purchase of all of the assets relating to Company's Business, Macrovision will pay to the Company at closing the sum of $5.25 million in cash, subject to certain downward adjustments described below. Upon closing Macrovision and will return to the Company, for eventual cancellation and return to treasury, 1,880,937 shares of the Company's Common Stock which Macrovision purchased from the Company in January 2000 in connection with its then equity investment in the Company.

Downward Adjustment of Cash Component of Cash Consideration

      The Company agreed to use best efforts to obtain from the OCS and the University their respective consent and waiver (the "Consent") of rights or claims to certain of the assets being transferred in the Asset Sale on or before the closing. If the Company is unable to obtain such Consent by the earlier of
(i) the closing of the Asset Sale or (ii) February 1, 2003, then Macrovision is entitled to pursue the procurements of such Consents and, in Macrovision's discretion, to make payments to such parties in respect of such consents and waivers. In the event that such Consents are not obtained by the closing of the Asset Sale or if Macrovision makes a payment to such parties, then the cash price of $5.25 million payable at closing would be reduced by $400,000 or the amount paid to OCS in respect of such Consent, in the case of OCS and $100,000 or the amount paid to University in respect of the University Consent, in the case of the University. If at any time within six months following the closing of the Asset Sale (but no later than August 1, 2003) Macrovision makes any payments for the purpose of obtaining such Consent in an aggregate amount less than $500,000, then within 10 days of such payment, Macrovision is to remit to the Company the excess, if any, of $500,000 over the aggregate amount of such payments.

Representations, Warranties and Covenants

      In the Asset Purchase Agreement, the Company makes representations and warranties relating to:

      o     subsidiaries;

      o     corporate organization and qualification to do business;

      o     conduct of the Business since September 30, 2002;

      o     organizational documents;

      o     outstanding capitalization;

      o reports filed with the Securities and Exchange Commission and financial statements;

      o changes in the Company's Business or other events since September 30, 2002;

      o     title to the assets being transferred;

      o     intellectual property relating to the Business;

      o     material contracts and arrangements;

      o     ability to pay debts after the consummation of the Asset Sale;

      o     compliance with applicable laws and regulations;

      o     taxes;

      o     insurance coverage;

      o     litigation;

      o corporate authority to enter into the Asset Sale and the transactions contemplated thereby ;

      o no conflicts with existing agreements and corporate documents, and consents of third parties and governmental entities;

      o no pending discussions with third-parties relating to the terms of an acquisition;

      o     broker or finder fee arrangements relating to the Asset Sale;

      o     opinion of financial advisor; and

      o accuracy of material facts contained in the Asset Purchase Agreement and related documents.

      In the Asset Purchase Agreement, Macrovision makes representations and warranties relating to:

      o Macrovision's corporate organization, good standing and qualification to do business;

      o     corporate authority to enter into the Asset Sale;

      o no conflicts with existing agreements and corporate documents, and consents of third parties and governmental entities; and

      o     title to the Macrovision Company Shares.

Conduct of Business Prior to the Closing of the Asset Sale; Additional
Agreements

      During the period between signing of the Asset Purchase Agreement and the closing of the Asset Sale, the Company has agreed to:

      o allow Macrovision reasonable access to the Company's business records as they relate to the Business and financial information;

      o continue to conduct its Business in the ordinary course in compliance with all applicable laws and regulations and maintain all assets to be transferred in good working order; confer with Macrovision as reasonably required; maintain in effect existing insurance policies;

      o refrain from taking or agreeing to take any of the following actions: encumber any of the assets used in the Business; sell, assign or dispose or license any of the assets used in Business, except in the ordinary course of business; enter into any strategic relationship, marketing or development agreement relating to the Business; commence or settle any action, suit, litigation or proceeding relating to the Business;

      o advise Macrovision promptly of any event that would render any of the representations and warranties made in the Asset Purchase Agreement untrue or inaccurate;

      o     no solicitation;

      o     prepare and file this Proxy Statement;

      o convene a special meeting of the Company's Stockholders and recommend a vote in favor of the Asset Sale;

      o use reasonable commercial efforts to satisfy each closing condition and to cause the Asset Sale to be consummated; and

      o     payment of taxes in connection with the Asset Sale.

      The Asset Purchase Agreement contains certain mutual covenants, including covenants:

      o to maintain the confidentiality of certain information and to continue to abide by the terms of a confidentiality agreement entered into by the parties; and

      o     to make all regulatory filings necessary to consummate the Asset
            Sale.

Cancellation of Alliance Agreement

      Effective upon the closing of the Asset Sale, the Alliance Agreement dated as of November 24, 1999, as subsequently amended, entered into by the Company and Macrovision and the Stock Purchase Agreement dated as of January 10, 2000, will be terminated and of no continuing legal force and effect.

Non-Solicitation

      Until the earlier of the closing of the Asset Sale or the termination of the Asset Purchase Agreement in accordance with its terms, the Company may not:

      o     solicit any acquisition proposal from a third party;

      o participate in negotiations regarding or furnish any nonpublic information to any third party in connection with an acquisition proposal or take any action which reasonably could be expected to lead to an acquisition proposal; or

      o     approve, endorse or recommend an acquisition proposal.

      Prior to approval of the Asset Purchase Agreement by the Company's Stockholders, the Company is entitled to furnish nonpublic information regarding itself or engage in discussions with third parties regarding an unsolicited acquisition proposal if (i) the Company has not violated any of the non-solicitation provisions set forth in the Asset Purchase Agreement, (ii) the Company's Board concludes in good faith that such action is required in order to comply with its fiduciary obligations and the Company notifies Macrovision of such decision and provides it with a copy of such acquisition proposal and (iii) prior to furnishing such nonpublic information or entering into discussions with such third party, the Company notifies Macrovision in writing of the identity of such third party, enters into a confidentiality agreement with such third party, and the Company furnishes such information to Macrovision (to the extent it has not already furnished this information).

Conduct of Business Following the Closing

      Following the closing of the Asset Sale, the Company undertook to

      o timely satisfy all outstanding debts that do not relate to the assets being transferred; and

      o until such time as all outstanding debts have been satisfied, not make any dividends or distributions to Stockholders.

Conditions

      The obligations of both parties to effect the Asset Sale are subject to certain mutual conditions, including:

      o     the approval of the Asset Sale by the Company's Stockholders;

      o     the obtaining of all required permits, authorizations and approvals;
            and

      o no orders having been issued enjoining the Asset Sale and no law has been enacted which makes consummation of the Asset Sale illegal.

      The obligations of Macrovision to effect the Asset Sale are subject to certain conditions, including:

      o The Company's representations and warranties being true, in all material respects, as of the closing date;

      o The Company having, in all material respects, complied with and performed all terms, covenants and conditions set forth in the Asset Purchase Agreement;

      o there has been no material adverse change to the assets of the Business;

      o the delivery by the Company of instruments effecting the Asset Sale, conveyance documents and other closing documents;

      o the delivery of an opinion of counsel by each of the Company's U.S. and Israeli counsel;

      o no pending or threatened litigation challenging the Asset Sale or the transactions contemplated by the Asset Purchase Agreement; and

      o     release of any lien on any of the assets comprising the Business.

         In addition, the obligations of the Company to effect the Asset Sale are subject to certain conditions, including:

      o Macrovision's representations and warranties being true, in all material respects, as of the closing date;

      o Macrovision having, in all material respects, complied with and performed all terms, covenants and conditions set forth in the Asset Purchase Agreement;

      o     Macrovision having delivered the purchase price;

      o Macrovision having delivered the stock certificate representing the Macrovision Company Shares; and

      o general releases by Macrovision with respect to the Alliance Agreement and the Stock Purchase Agreement (as each is defined in the Asset Purchase Agreement).

Indemnification by the Company for Breach of Representations and Warranties

      The Company has undertaken to indemnify Macrovision for losses arising as a result of any breach by the Company of any of its representations and warranties set forth in the Asset Purchase Agreement. For a period of 18 months following the closing of the Asset Sale, the Company will indemnify Macrovision for losses arising as a result of a breach of the representations and warranties and covenants, for the total maximum amount of such losses up to the adjusted purchase price. This limit on the Company's indemnification liability does not apply to its violation of any bulk sales laws, fraudulent conveyance laws, failure to obtain certain consents or to pre-sale liabilities related to certain contracts.

Termination

      The Company and Macrovision each have the right to terminate the Asset Purchase Agreement under certain circumstances customary to transactions similar to the Asset Sale, which include:

      o     termination by mutual written consent of the parties;

      o termination by either the Company or Macrovision if the Asset Sale has not closed by March 15, 2003;

      o termination by either party if a court of competent jurisdiction enters a final non-appealable order permanently restraining, enjoining or otherwise prohibiting the Asset Sale;

      o termination by either party if the Company's Stockholders fail to approve the Asset Sale (provided, that a party may not terminate pursuant to this provision if the failure to obtain the Company's Stockholder approval is attributable to such party's failure to perform any material obligation required by the Asset Purchase Agreement); or

      o termination by Macrovision if the Company's Board fails to recommend that the Company's Stockholders approve the Asset Sale or the Board withdraws such recommendation, the Company's Board approves a proposal or enters into a letter of intent from a third party to acquire the Company, or the Company violates any of its non-solicitation provisions.

Fees and Expenses

         Whether or not the Asset Sale is consummated, all expenses incurred in connection with the asset purchase agreement and the Asset Sale will be paid by the party incurring the expenses, except that:

      o if the Asset Purchase Agreement is terminated by either party due to the failure of the Company's Stockholders to approve the Asset Sale or is terminated by Macrovision (prior to the approval of the Company's Stockholders) due to the (A) failure of the Company's Board to recommend that the Stockholders approve the Asset Sale or withdraw such recommendation, (B) the approval by the Company's Board of a proposal to enter into an acquisition with a third party,
            (C) the entry by the Company into a letter of intent to enter into an acquisition with a third party, or (D) the violation by the Company of any of its non-solicitation provisions, Macrovision will be entitled to be reimbursed for its costs and expenses incurred in connection with the Asset Sale up to a maximum of $150,000;

      o if the Asset Purchase Agreement is terminated by either party due to the failure of the Company's Stockholders to approve the Asset Sale and at the time (or prior to) the Asset Purchase Agreement is terminated, an acquisition proposal from a third party has been disclosed or is pending, Macrovision will be entitled to a an additional fee of $150,000

            FINANCIAL HISTORY AND EFFECTS OF THE PROPOSED ASSET SALE

Selected Historical Financial Data

      The Company is providing the following information to aid you in your financial analysis of the proposed Asset Sale. The selected consolidated financial data, for each of the fiscal years in the five-year period ended December 31, 2001, have been derived from the Company's audited consolidated financial statements, which have been filed on Form 10-K and are incorporated by reference. The selected consolidated financial data, as of and for the six-month periods ended June 30, 2002 and 2001, have been derived from the Company's unaudited consolidated financial statements, which have been filed on Form 10-Q and are incorporated by reference. These unaudited financial statements, in the opinion of the Company's management, have been prepared on a basis that is substantially consistent with its audited statements and include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the information for such periods. The results of such interim periods are not necessarily indicative of the results for a full fiscal year. The data presented below should be read in conjunction with the Company's audited financial statements for each of the fiscal years in the five-year period ended December 31, 2001 and the unaudited financial statements as of and for the six-month periods ended June 30, 2002 and 2001, all of which are incorporated by reference.

                                  Six Months Ended
                                       June 30,                                  Years Ended December 31,
                             --------------------------    ------------------------------------------------------------------------
                                 2002           2001           2001           2000           1999            1998           1997
                             -----------    -----------    -----------    -----------    ------------    -----------    -----------
STATEMENTS OF OPERATIONS DATA

Operating
revenues                     $        --    $        --    $        --    $     1,999    $     68,803    $    54,992    $        --

Loss from continuing
operations                   $(1,944,164)   $(2,440,517)   $(5,153,724)   $(5,105,979)   $ (7,875,449)   $(5,123,950)   $(3,784,635)

Net loss                     $(2,837,937)   $(2,567,982)   $(5,498,637)   $(4,796,693)   $(13,072,237)   $(5,578,540)   $(4,119,612)

Basic and diluted
earnings (loss) per share    $      (.16)   $      (.15)   $      (.31)   $      (.30)   $      (2.07)   $     (1.54)   $     (1.35)

                                    As of June 30,                                    As of December 31,
                             --------------------------    ------------------------------------------------------------------------
                                 2002           2001           2001           2000           1999            1998           1997
                             -----------    -----------    -----------    -----------    ------------    -----------    -----------
BALANCE SHEET DATA

   Cash and cash
   equivalents               $ 2,739,013    $ 6,826,174    $ 4,915,269    $ 8,234,686    $    209,580    $    74,445    $   450,040

   Working capital           $ 2,375,654    $ 6,426,556    $ 4,495,617    $ 8,122,456    $   (494,744)   $(2,834,448)   $   448,679

   Total assets              $ 3,375,798    $ 8,652,406    $ 6,550,947    $10,348,713    $    467,867    $   490,545    $ 1,188,627

   Total long term
   debt                      $        --    $        --    $        --    $        --    $      8,219    $   594,011    $    14,804

   Stockholders'
   equity                    $ 2,601,360    $ 7,932,805    $ 5,416,217    $ 9,996,957    $   (330,996)   $(3,098,167)   $   677,229

Unaudited Pro Forma Financial Data

      The following unaudited pro forma financial data is based on the Company's historical financial statements. The pro forma statements of operations data has been prepared assuming the Asset Sale was completed as of January 1, 2001 for the year ended December 31, 2001, and as of January 1, 2002 for the six-month period ended June 30, 2002. The pro forma balance sheet data has been prepared assuming the asset sale was completed on June 30, 2002. The pro forma financial data and notes thereto should be read in conjunction with the Company's historical audited and unaudited financial statements which are incorporated by reference. The unaudited pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the asset sale had actually occurred on the indicated date.

                                                Six Months Ended June 30, 2002                  Year Ended December 31, 2001
                                         -------------------------------------------    -------------------------------------------
                                                         Pro Forma                                      Pro forma
                                                        Adjustments                                    Adjustments
                                                        Transactions     Pro Forma                     Transactions     Pro Forma
                                          Historical         (1)        as Adjusted      Historical         (1)        as Adjusted
                                         ------------   ------------    ------------    ------------    -----------    ------------
STATEMENTS OF
OPERATIONS DATA

Operating revenues                       $         --    $        --    $         --    $         --    $        --    $         --
Operating expenses:

        Research and development              510,150       (510,150)             --         949,766       (949,766)             --

        Sales and marketing                   161,319       (161,319)             --         399,523       (399,523)             --

        General and
        administrative                      1,110,488        183,000       1,293,488       2,894,616       (853,652)      2,040,964

        Stock-based compensation               32,207             --          32,207         909,819             --         909,819

        Bad debt expense                      130,000       (130,000)             --              --             --              --
                                         ------------    -----------    ------------    ------------    -----------    ------------
          Total operating expenses          1,944,164       (618,469)      1,325,695       5,153,724     (2,202,941)      2,950,783
                                         ------------    -----------    ------------    ------------    -----------    ------------
                                           (1,944,164)       618,469      (1,325,695)     (5,153,724)     2,202,941      (2,950,783)
      Income (loss) from
      operations

      Other (income) expenses,
      net                                     893,773     (5,375,000)     (4,481,227)        344,913     (5,375,000)     (5,030,087)
                                         ------------    -----------    ------------    ------------    -----------    ------------

      Net income (loss)                  $ (2,837,937)   $(5,993,469)   $  3,155,532    $ (5,498,637)   $(7,577,941)   $  2,079,304
                                         ============    ===========    ============    ============    ===========    ============

      Net income (loss) per
      share-basic and diluted            $       (.16)                  $        .20    $       (.31)                  $        .13
                                         ============                   ============    ============                   ============

      Shares used in per share
      calculation                          17,663,633                     15,781,809      17,560,013                     15,679,076
                                         ============                   ============    ============                   ============

                                                                                    June 30, 2002
                                                                 ------------------------------------------------------
                                                                                      Pro Forma
                                                                                     Adjustments
                                                                                     Transactions          Pro Forma As
                                                                 Historical               (2)                adjusted
                                                                 ----------          ------------          ------------
BALANCE SHEET DATA
ASSETS
Current assets:

       Cash and cash equivalents                                 $2,739,013           $ 5,250,000            $7,989,013

       Note receivable, officer                                      33,333                    --                33,333

       Prepaid expenses and other current assets                    112,548                    --               112,548
                                                                 ----------           -----------            ----------
           Total current assets                                   2,884,894             5,250,000             8,134,894

       Property and equipment, net                                  220,536              (200,000)               20,536

       Investment in ComSign, Ltd.                                  197,401                                     197,401

       Note receivable, officer                                      66,667                    --                66,667

       Other assets                                                   6,300                    --                 6,300
                                                                 ----------           -----------            ----------

           Total assets                                          $3,375,798           $ 5,050,000            $8,425,798
                                                                 ==========           ===========            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

       Accounts payable                                          $  162,053           $        --            $  162,053

         Accrued expenses                                           347,187               612,000               959,187
                                                                 ----------           -----------            ----------
           Total current liabilities                                509,240               612,000             1,121,240

         Accrued severance pay                                      265,198                    --               265,198

         Stockholders' equity                                     2,601,360             4,438,000             7,039,360
                                                                 ----------           -----------            ----------

           Total liabilities and stockholders' equity            $3,375,798           $ 5,050,000            $8,425,798
                                                                 ==========           ===========            ==========

      The unaudited pro forma financial information, as of and for the six-month period ended June 30, 2002, and as of and for the year ended December 31, 2001, gives effect to the following pro forma adjustments:

       (1) To give effect to the statements of operations for the estimated decrease in operating expenses associated with the Company's copy protection and digital rights management business, which comprises the sole business that the Company is engaged in. Since the copy protection and digital rights management business comprised the Company's anticipated revenue source, the pro forma adjustments reflect significant estimated expense reductions, including the elimination of all research and development expenses and, sales and marketing costs. Estimated general and administrative pro forma adjustments reflect the minimum personnel level in line with the Company's projected staffing infrastructure assuming the Asset Sale is approved. The costs associated with stock-based compensation remain unchanged in the pro forma presentation due to the uncertainty of the effect of the Asset Sale on the stock price.

      The pro forma adjustments include the estimated gain on the Asset Sale comprised of the anticipated total sales price of approximately $ 5,575,000 less the cost basis of any and all assets included in the Asset Sale. Also included is the projected estimated loss on the Company's write-off of its foreign subsidiary's property and equipment.

      (2) To give effect to the Company's balance sheet, with pro forma adjustments that include the following:

      o Increase in cash from the net sale proceeds (note that transaction costs are treated as additional accrued liabilities in this pro forma presentation).

      o Decrease in property and equipment relating to assets to be sold in conjunction with the wind-down of the Company's foreign subsidiary.

      o Increase in accrued expenses relating to estimated accrued transaction expenses. The estimated transaction costs include advisory, legal, accounting, and other related expenses.

      o Increase in accrued expenses for payroll severance and consulting expenses associated with the wind-down of the Company's foreign subsidiary.

      o Increase in stockholders' equity reflecting an estimated $ 5,575,000 gain on the sale. A decrease in stockholders' equity of approximately $ 325,000 in value for the return of 1,880,937 shares of the Company's Common Stock to its treasury. A decrease in stockholders' equity associated with accrued expenses and the property and equipment write-off described above.

Comparative Per Share Data

      The following tables set forth certain historical per share data and unaudited pro forma per share data to reflect the Asset Sale. The pro forma data is not necessarily indicative of the Company's actual or future operating results or of its financial position that would have occurred or will occur in conjunction with the Asset Sale. The data presented below should be read in conjunction with the unaudited pro forma financial data set forth under "Unaudited Pro Forma Financial Data" and the separate historical financial statements that are incorporated by reference. Historical and pro forma book value per share is calculated by dividing stockholders' equity at the end of the period by the number of shares of Common Stock outstanding at the end of the period.

                                                                Fiscal Year              Six Months
                                                                   Ended                   Ended
                                                                December 31,              June 30,
                                                                    2001                    2002
                                                                ------------            -----------
Net Earnings (Loss) Per Share -- Basic and Diluted
                            Historical Data                     $      (.31)            $      (.16)
                            Pro Forma Data                      $       .13             $       .20

                                                               June 30, 2002
                                                               -------------
Book Value Per Share
                               Historical Data                  $     .15
                               Pro Forma Data                   $     .45

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE ASSET SALE.

                                 PROPOSAL NO. 2

                 BOARD DISCRETION TO EFFECT REVERSE STOCK SPLIT

Background

      In July 2002, the Company received notice from the staff (the "Staff") of the Nasdaq National Market System (the "National Market") of the potential delisting of the Common Stock because its shares had closed at a per share price of less than $1.00 since May 23, 2002. In August 2002, the Company received notice from the Staff that the Common Stock no longer complied with the minimum $5 million market value of publicly held shares as required for continued listing on National Market. On October 9, 2002, the Company also received notice from the Staff of its decision to delist the Common Stock from the National Market as of the opening of trading on October 17, 2002. The Staff cited the Company's failure to meet the minimum $10 million stockholders' equity requirement for continued listing on the National Market. The delisting action has been stayed pending the determination following a hearing before the Nasdaq Listing Panel scheduled for November 21, 2002. On November 7, 2002, the Company received notice from the Staff that the Company's compliance with the required minimum bid price and market value of publicly held shares will also be addressed at the hearing.

      In connection with the hearing, the Company submitted to Nasdaq its request, substantiated by supporting documentation, to have the Company's securities listed on the Nasdaq SmallCap Market ("SmallCap Market"). For continued listing on the SmallCap Market, the Company must, among other things, maintain a per share minimum bid price of $1.00 and maintain a minimum stockholders' equity of $2.5 million.

      In order to meet the minimum bid price requirement and thereby increase the Company's prospects for having its securities listed on the SmallCap Market, the Board, on October 28, 2002, adopted a resolution approving an amendment to the Company's Certificate of Incorporation to effect a reverse split of all outstanding shares of the Common Stock in a range of 1:6 to 1:10, as determined in the sole discretion of the Board.

      No assurance can be provided that the Company will be able to successfully transfer to the SmallCap Market. If the Company is unable to transfer to the SmallCap Market, the Company's Common Stock may be eligible for trading on the OTC Bulletin Board or other over-the-counter markets, although there can be no assurance that the Company's Common Stock will be eligible for trading on any alternative exchanges or markets.

      Even if the Company's request to have its Common Stock listed on the Nasdaq SmallCap Market is granted, following the Asset Sale the Company may be subject to delisting if Nasdaq deems that the Company has ceased to operate a business. Additionally, if following the Asset Sale, the Company were to acquire an operating business, it may have to qualify for listing on either the Nasdaq SmallCap or National Market's initial listing standards, which are more stringent than the continued listing standards.

Overview

      The Stockholders are being asked to vote upon a proposed amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock in the range of 1:6 to 1:10, as determined in the sole discretion of the Board (the "Reverse Split"). If the proposed Reverse Split is approved, the Company's Board would have the discretion to elect, as it determines to be in the best interests of the Company and its Stockholders, to effect the Reverse Split at any of exchange ratios within the range at any time before the Company's 2003 annual stockholder meeting. The Board may elect not to implement the approved Reverse Split at its sole discretion. The Board believes that approval of a proposal granting this discretion to the Board provides the Board with appropriate flexibility to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of the Company and its Stockholders.

      To effect the Reverse Split, the Company would file the proposed amendment to its Certificate of Incorporation with the Delaware Secretary of State. The form of amendment to the Certificate of Incorporation to effect the proposed Reverse Split is attached to this Proxy Statement as Annex C. If the Board elects to implement the Reverse Split, the number of issued and outstanding shares of the Company's Common Stock would be reduced in accordance with the selected exchange ratio for the Reverse Split. The par value and number of authorized shares of the Common Stock would remain unchanged. The Reverse Split would become effective upon filing the amendment to the Certificate of Incorporation with the Delaware Secretary of State.

      No further action on the part of Stockholders would be required to either effect or abandon the Reverse Split.

Potential Effects of the Proposed Reverse Split

      The immediate effect of the Reverse Split would be to reduce the number of shares of the outstanding Common Stock and to increase the trading price of such Common Stock. However, the effect of any effected Reverse Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split or remain at an increased level for any period. Also, there is no assurance that a reverse stock split would not eventually lead to a decrease in the trading price of the Common Stock, that the trading price would remain above the thresholds required by the SmallCap Market or that the Company will be able to continue to meet the other continued listing requirements of the SmallCap Market. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to the Company's business and general market conditions.

Effects on Ownership by Individual Stockholders

      If the Company implements the Reverse Split, the number of shares of its Common Stock held by each Stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Split by the selected exchange ratio, and then rounding up to the nearest whole share. The Company would not pay cash to each Stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split. The Reverse Split would not affect any Stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Options, Warrants and Other Securities

      In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the exchange ratio for each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the selected exchange ratio of the Reverse Split. Also, the number of shares reserved for issuance under the existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the Reverse Split.

Other Effects on Outstanding Shares

      If the Reverse Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the Reverse Split would be fully paid and nonassessable.

      The Reverse Split would result in some Stockholders owning "odd-lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

      The Company's Common Stock is currently registered under Section 12(g) of the 1934 Securities Exchange Act of 1934 (the "1934 Act"). As a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The proposed Reverse Split would not affect the registration of the Company's Common Stock under the 1934 Act.

Authorized Shares of Common Stock

      The Reverse Split, if implemented, would not change the number of authorized shares of the Common Stock as designated by the Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under the Company's authorized pool of Common Stock would increase.

      These additional shares of Common Stock would also be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. There are no current plans or arrangements to issue any additional shares of Common Stock, except that if the Board elects following the closing of the Asset Sale to acquire other businesses, it may issue additional shares.

      The additional shares of Common Stock that would become available for issuance if the Reverse Split is approved could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the Stockholders or in which the Stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further Stockholder approval, the Board could sell shares of the Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the proposed Reverse Stock Split has been prompted by business and financial considerations, Stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company.

Procedure for Implementing the Proposed Reverse Split and Exchange of Stock Certificates

      If Stockholders approve the proposed amendment to the Certificate of Incorporation, the Board may elect whether or not to declare a Reverse Split at any time before the Company's 2003 annual stockholders meeting. The Reverse Split would be implemented by filing the appropriate amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, and the Reverse Split would become effective on the date the filing is accepted by the Delaware Secretary of State.

      As of the effective date of the Reverse Split, each certificate representing shares of the Company's Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Company's Common Stock resulting from the Reverse Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

      The Company's transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, Stockholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the Reverse Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a Stockholder until such Stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Accounting Consequences

      The par value per share of the Company's Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced proportionally, based on the selected exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Fractional Shares

      The Company will not issue fractional shares in connection with the Reverse Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of its Common Stock to Stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Split, any fractional shares which result from the Reverse Split will be rounded up to the next whole share.

No Appraisal Rights

      Under the Delaware General Corporation Law, the Stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Company's Certificate of Incorporation to effect the Reverse Split.

United States Federal Income Tax Consequences of the Reverse Split

      The following is a summary of important U.S. tax considerations of the Reverse Split. It addresses only Stockholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address Stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, Stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), Stockholders who are subject to the alternative minimum tax provisions of the Code, and Stockholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split. Each Stockholder is advised to consult a qualified tax advisor.

      The proposed Reverse Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Split qualifies as a reorganization, a Stockholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-Reverse Split shares received will include the holding period of the pre-Reverse Split shares exchanged. The rounding up in respect of fractional shares will not result in a taxable event to a Stockholder; however, there will be an adjustment to the Stockholder's basis equal to the fractional share times the market value on the date of issuance.

      No gain or loss will be recognized by the Company as a result of the Reverse Split.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE REVERSE SPLIT.

                    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

      The following table sets forth certain information, as of the Record Date (except as otherwise disclosed in the footnotes to the table), concerning the ownership of the Common Stock by (a) each person who, to the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and executive officers and (c) all current directors and executive officers of the Company as a group.

                                                      Number of Shares                Percent of
Name of Beneficial Owner (1)                        Beneficially Owned (2)         Common Stock (2)
Daniel C. Stein, President,
Chief Executive Officer and
Director                                                     -(3)                              *

Sam Brill, Chief Operating
Officer and Director                                         -(4)                              *

Richard Gottehrer, Director                                  -(5)                              *

Michael Paolucci, Director                                   -(6)                              *

Joel Schoenfeld, Director                                    -(6)                              *

Neil Subin, Director                                         -(6)                              *

Marc D. Tokayer, former President,
Chief Executive Officer and Director                    1,482,747(7)                         7.9%

Macrovision  Corporation                                1,880,937(8)                        10.5%

JDS Capital, L.P.                                       2,973,100(9)                       16.56%

Joseph D. Samberg                                       2,973,100(10)                      16.56%

All directors and executive officers as
a group(6 persons)(11) ...................                   -                                 *

* Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o TTR Technologies, Inc., 575 Lexington Avenue, New York, New York 10022.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such options or warrants. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Does not include options for 550,000 shares of Common Stock issuable upon the exercise of employee stock options issued under the Company's Equity Incentive Plan, of which options for one-third of the shares are scheduled to vest in May 2003 and options for the remainder of the shares are to vest in eight subsequent equal quarterly installments; provided, that, if the Stockholders approve Proposal No. 1 (The Asset Sale), then the options will, upon closing of the Asset Sale, vest and become immediately exercisable.

(4) Does not include options for 250,000 shares of Common Stock issuable upon the exercise of employee stock options issued under the 2000 Equity Incentive Plan, of which options for 90,000 shares of Common Stock are scheduled to vest in January 2003 and the options for the balance of 160,000 shares of Common Stock are scheduled to vest over the succeeding two and one-half years, provided, that, if the Stockholders approve Proposal No. 1 (The Asset Sale), then the options will, upon closing of the Asset Sale, vest and become immediately exercisable.

(5) Does not include options for 45,000 shares of Common Stock issuable upon the exercise of stock options issued under the Company's 2002 Non-Employee Directors Stock Option Plan, of which options for 22,500 shares becomes are scheduled to vest and become first exercisable in August 2003 and the options for the remaining 22,500 shares will vest and become first exercisable in August 2004.

(6) Does not include options for 55,000 shares of Common Stock issuable upon the exercise of stock options issued under the Company's 2002 Non-Employee Directors Stock Option Plan, of which options for 27,500 shares are scheduled to vest and become first exercisable in August 2003 and the options for the remaining 27,500 shares will vest and become first exercisable in August 2004.

(7) Comprised of (i) 270,273 shares of Common Stock, (ii) 888,200 shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 1996 Employee Stock Option Plan and 2000 Equity Incentive Plan and (iii) 324,274 shares of Common Stock held by The Tokayer Family Trust (the "Trust"). Mr. Tokayer's wife is the trustee of the Trust and Mr. Tokayer's children are its income beneficiaries. Mr. Tokayer disclaims beneficial ownership of all shares held by the Trust. Does not include 82,500 shares of Common Stock issuable upon exercise of employee stock options issued under the Company's 2000 Equity Incentive Plan, which are scheduled to vest over the next one and one-half years. Mr. Tokayer's employment with the Company ended in September 2002 and he is currently providing consulting services to the Company through December 31, 2002. The principal address of Marc
D. Tokayer is 42 Yud Dalet HaBanim Street, Petach Tikva, Israel.

(8) The address of such person is 2830 De La Cruz Boulevard, Santa Clara, California 95050. The foregoing is based on a Schedule 13D filed by the stockholder in June 2000. Following (and subject to) the approval of Proposal No. 1 (the Asset Sale) and the consummation of the Asset Sale, these shares will be returned to the Company for eventual cancellation and returned to the

Company's treasury.

(9) JDS Capital, LP ("JDS Capital") is a Delaware limited partnership with a principal business office at 780 Third Avenue, 45th Floor, New York, New York, 10017. The foregoing disclosure is based on the Schedule 13D (Amendment) filed by such Stockholder on November 7, 2002.

(10) Mr. Samberg is the managing member JDS Capital Management, LLC, a Delaware limited liability company ("JDSCM") which is the general partner of JDS Capital. As such, Mr. Samberg has shared voting and dispositive power over the shares of Common Stock held by JDS Capital and each of Mr. Samberg and JDSCM may be deemed a beneficial owner of those shares. The address of the principal business office of JDSCM and Mr. Samberg is 780 Third Avenue, 45th Floor, New York, New York 10017. The foregoing disclosure is based on the Schedule 13D (Amendment)filed by the stockholder on November 7, 2002.

In order to allow open market purchases of Company stock by JDSCM and affiliated entities, in July 2002 the Company's Board of Directors approved a resolution providing that such entities would not, solely by virtue of such open market transactions, be deemed to be subject to the restrictions imposed by Section 203 of the Delaware Corporation Law in connection with any subsequent transaction, including a financing transaction, between the Company and these entities, so long as following such open market purchases the aggregate holdings of all such entities do not exceed 40% of the Company's outstanding Common Stock. Generally, subject to certain exceptions and other provisions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" (generally, a merger, asset or stock sale, or another transaction of financial benefit to an interested stockholder) with an "interested stockholder" (generally, a person, who, together with affiliates and associates, owns (or within three years prior did own) 15% or more of the corporation's voting stock) for a period of three years after the date that the person became an interested stockholder. Although the Company and JDSCM previously entered into a non-binding agreement-in-principle pursuant to which JDSCM (or affiliated entities) had agreed to provide financing to the Company, as reported in the Company's Current Report on Form 8-K dated April 24, 2002, JDSCM subsequently informed the Company that it did not intend to move forward on such transaction at that time, as the Company reported in a Current Report on Form 8-K dated June 13, 2002. There currently are no plans or commitments for any such financing transaction.

(11) See Footnotes 3-6.

                                NO OTHER MATTERS

      Under the Company's Bylaws, no other matter can be presented for consideration at the Special Meeting.

                              STOCKHOLDER PROPOSALS

      Under the rules of the SEC, proposals intended to be presented to at the 2003 annual meeting of the Company's Stockholders must be made in accordance wit the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than February 18, 2003. The Company's

Board will review any stockholder proposals that are filed as required.

                               PROXY SOLICITATION

      The Company has retained the services of MacKenzie Partners, Inc. ("MacKenzie"), a professional proxy solicitation firm, to solicit proxies on behalf of the Board. The Company will pay to Mackenzie $5,000 for its services.

      The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      This Proxy Statement incorporates by reference the materials and information contained in the following:

      (i) Annual Report on Form 10-K/A for the fiscal year ended December 31, 200,1 including audited financial statements;

      (ii)  Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

      (iii) Special Report on Form 8-K filed on September 9, 2002;

      (iv)  Special Report on Form 8-K filed on September 10, 2002;

      (v)   Special Report on Form 8-K filed on October 2, 2002;

      (vi)  Special Report on Form 8-K filed on October 10, 2002; and

      (vii) Special Report on Form 8-K filed on November 5, 2002;

      The Company is enclosing herewith copies of such documents.

                       WHERE YOU CAN FIND MORE INFORMATION

      The Company files annual, quarterly and special reports, proxy statements, and other information with the United States Securities and Exchange Commission (the "SEC"). The Company's Common Stock is traded under the symbol "TTRE." You may read and copy any document filed by the company at the SEC's public reference facilities or on the SEC's website at http://www.sec.gov, as discussed in more detail below.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have additional questions about the Proposals, you should contact:

                             TTR Technologies, Inc.
                              575 Lexington Avenue
                            New York, New York 10012
                  Attention: Sam Brill, Chief Operating Officer
                          Phone Number: (212) 527-7597

      If you have additional questions about the solicitation of your proxy, you should contact:

                            Mackenzie Partners, Inc.
                               105 Madison Avenue
                               New York, NY 10016
                                 (212) 929-5500
                                 (800) 322-2885

                                           By order of the Board of Directors,


                                           Daniel C. Stein,
                                           President and Chief Executive Officer

November __, 2002

                             TTR TECHNOLOGIES, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
 COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2002

      The undersigned hereby constitutes and appoints DANIEL C. STEIN and SAM BRILL, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of TTR TECHNOLOGIES, INC. (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of the Company, to be held on December 20, 2002, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

      1. PROPOSAL TO APPROVE THE SALE TO MACROVISION CORPORATION OF THE ASSETS THAT RELATE IN ANY MATERIAL RESPECT TO THE COPY PROTECTION AND DIGITAL RIGHTS MANAGEMENT BUSINESS OF THE COMPANY AND ITS ISRAELI SUBSIDIARY.

              |_| FOR               |_| AGAINST               |_| ABSTAIN

      2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK IN THE RANGE OF 1:6 TO 1:10, AS DETERMINED IN THE SOLE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS .

              |_| FOR                |_| AGAINST              |_| ABSTAIN

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal to approve asset sale and FOR the proposal to approve the reverse stock split.

      The undersigned acknowledges receipt of the accompanying Proxy Statement dated _______, 2002.


                                                 Dated: __________________, 2002


                           Signature of Shareholder(s)

                           (When signing as attorney,
                               trustee, executor,
                            administrator, guardian,
                         corporate officer, etc., please
                          give full title. If more than
                          one trustee, all should sign.
                          Joint owners must each sign.)

                          Please date and sign exactly
                             as name appears above.

                          I plan |_| I do not plan |_|
                         to attend the Special Meeting.

                                                               Execution Version

                                    ANNEX A

================================================================================

                            ASSET PURCHASE AGREEMENT

                                     among:

                             TTR TECHNOLOGIES, INC.,
                             a Delaware corporation;

                             TTR TECHNOLOGIES, LTD.,
                             an Israeli corporation;

                            MACROVISION CORPORATION,
                             a Delaware corporation;

                                       and

                            MACROVISION EUROPE LTD.,
                            a United Kingdom company

                          ----------------------------

                          Dated as of November 4, 2002

                          ----------------------------

================================================================================

                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT is entered into as of November 4, 2002, by and among: TTR TECHNOLOGIES, INC., a Delaware corporation (the "Seller"), TTR TECHNOLOGIES, LTD., an Israeli corporation and wholly owned subsidiary of the Seller ("Seller Sub") (collectively, the "Seller Corporations"), MACROVISION CORPORATION, a Delaware corporation ("Parent") and MACROVISION EUROPE LTD., a United Kingdom company and a wholly owned subsidiary of Parent (the "Purchaser"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

      A. The Seller, Seller Sub, Parent and the Purchaser wish to provide for the sale by the Seller Corporations to the Purchaser of the Designated Assets (as defined in Section 1.1) on the terms and subject to the conditions set forth in this Agreement.

      B. In order to induce Parent and the Purchaser to enter into this Agreement and to consummate the transactions contemplated by this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Seller (including all of the directors and executive officers of the Seller) are entering into Voting Agreements and related proxies in favor of Parent and the Purchaser (the "Voting Agreements"), by which such stockholders are agreeing to vote in favor of and otherwise approve this Agreement (including the sale by the Seller of the Designated Assets to the Purchaser in accordance herewith).

      C. In order to induce Parent and the Purchaser to enter into this Agreement and to consummate the transactions contemplated by this Agreement, concurrently with the execution and delivery of this Agreement, the Seller Corporations are entering into a Noncompetition Agreement in favor of Parent and the Purchaser, and the Key Employees are entering into Assignment Agreements in favor of the Purchaser.

      D. This Agreement has been approved by the respective boards of directors of Parent, the Purchaser, the Seller Corporations, and the Voting Agreements have been approved by the board of directors of the Seller.

                                    AGREEMENT

      The Parties to this Agreement, intending to be legally bound, agree as follows:

1.    SALE OF DESIGNATED ASSETS; RELATED TRANSACTIONS.

      1.1 Sale of Designated Assets. The Seller Corporations shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing, good and valid title to the Designated Assets, free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Designated Assets" shall mean and include all of the properties, rights, interests and other tangible and intangible assets of the Seller Corporations that relate in any material respect to the Business of the Seller Corporations; provided, however, that the Designated Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Designated Assets shall include, but not be limited to, the following:

            (a) Proprietary Assets: (i) All of the Proprietary Assets of the Seller Corporations (including the Proprietary Assets set forth on Part 1.1 of the Disclosure Letter), (ii) any counterparts, reissues, divisions, extensions, continuations and continuations in part related to, and any other patents claiming priority from, any of the Proprietary Assets of the Seller Corporations, in each case in any jurisdiction in the world, and (iii) Seller's optical media software copy protection technology as further described in Exhibit F to the Alliance Agreement (as defined in Section 5.7 hereof), including but not limited to its CD and DVD signatures, encoder modules and other technology, and all improvements and enhancements thereto, goodwill and similar or related assets;

            (b) Seller Contracts: All rights of the Seller Corporations under the Seller Contracts (including the Seller Contracts identified on Part 1.1 of the Disclosure Letter);

            (c) Governmental Authorizations: All Governmental Authorizations held by the Seller Corporations (including the Governmental Authorizations identified in Part 2.10 of the Disclosure Letter) relating to the Designated Assets;

            (d) Claims: All claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller Corporations against other Persons relating to the Designated Assets (regardless of whether or not such claims and causes of action have been asserted by the Seller Corporations), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller Corporations relating to the Business (regardless of whether such rights are currently exercisable);

            (e) Books and Records: All books, records, files and data of the Seller Corporations relating to the Designated Assets, not including, however, the Retained Books and Records;

            Proceeds: Without limiting any restriction contained herein on any such sale or other disposition, an amount of cash and receivables equal to the gross proceeds from the sale or other disposition of any of the Designated Assets after the date hereof;

            (f) Goodwill: All goodwill associated with the Designated Assets or the Business;

            (g) Post-Closing Revenues: All rights of the Seller Corporations to receive cash, if any, following the Closing Date under or pursuant to any Seller Contract or otherwise relating to the Business; and

            (h) Identified Assets and Rights: All other assets and rights identified in Part 1.1 of the Disclosure Letter.

      1.2 Excluded Assets. The Seller Corporations shall retain all rights to, and there shall be specifically excluded from this Agreement, the assets of Seller Corporations specified on Part 1.2 of the Disclosure Letter (collectively, the "Excluded Assets").

      1.3 Purchase Price.

            (a) As consideration for the sale of the Designated Assets to the Purchaser, the Purchaser has agreed, on the terms and subject to the conditions set forth herein, to pay to the Seller Sub certain cash amounts, to deliver to the Seller Sub certain shares of common stock of Seller and to assume the Designated Contractual Obligations (as defined in Section 1.4 of this Agreement) of the Seller, as follows:

                  (i) at the Closing, the Purchaser shall pay to the Seller Corporations, in cash and allocated between them in accordance with Part
      1.3 of the Disclosure Letter, an amount equal to Five Million Two Hundred Fifty Thousand U.S. Dollars (US$5,250,000.00) (the "Initial Payment Amount"), subject to reduction in accordance with the terms of Sections
      4.7 and 4.8;

                  (ii) at the Closing, the Purchaser shall assume the Designated Contractual Obligations by entering into with the Seller Corporations an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto (the "Assignment and Assumption Agreement"); and

                  (iii) at the Closing, Parent shall deliver to the Seller Corporations a stock certificate or certificates representing a total of 1,880,937 shares of Common Stock of the Seller (the "Seller Stock Certificate"), properly endorsed for transfer, allocated between them in accordance with Part 1.3 of the Disclosure Letter.

      1.4 No Other Assumed Liabilities.

            (a) Subject to Section 1.4(b), the Purchaser shall not assume any Liabilities of the Seller Corporations whatsoever relating to the Business, the Designated Assets or otherwise.

            (b) Notwithstanding Section 1.4(a), pursuant to the Assignment and Assumption Agreement, at and following the Closing the Purchaser will become obligated to perform the obligations of the Seller under the Assumed Contracts, but only to the extent such obligations: (i) arise out of facts and circumstances occurring after the Closing Date; (ii) do not arise from or relate to any Breach by any of the Seller Corporations of any provision of any of the Assumed Contracts; (iii) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of the Assumed Contracts; and (iv) are ascertainable (in nature and amount) solely by reference to the express terms of the Assumed Contracts (collectively, the "Designated Contractual Obligations");

provided, however, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the "Designated Contractual Obligations" shall not include, and the Purchaser shall not be required to assume or to perform or discharge:

                  (1) any Liability of any Person under the Assumed Contracts, except for Liabilities of the Seller Corporations expressly set forth therein;

                  (2) any Liability of the Seller Corporations arising from or relating to the execution, delivery or performance of any of the Transactional Agreements;

                  (3) any Liability of the Seller Corporations arising from or relating to any action taken by the Seller, or any failure on the part of the Seller Corporations to take any action, at any time after the Closing Date;

                  (4) any Liability of the Seller arising from or relating to
(x) any services performed by the Seller Corporations for any customer prior to the Closing Date, or (y) facts and circumstances prior to the Closing Date giving rise to any claim or Proceeding against the Seller;

                  (5) any Liability of the Seller Corporations for the payment of any Tax;

                  (6) any Liability of the Seller Corporations to any employee or former employee of the Seller under or with respect to any employee benefit plan, profit sharing plan or dental plan or for severance pay or accrued vacation pay or wages;

                  (7) any Liability of the Seller Corporations to any Related Party;

                  (8) any Liability under any Contract, if the Seller Corporations shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to the Purchaser of any rights or obligations under such Contract;

                  (9) any Liability that arises or exists by virtue of any Breach of, (x) any representation or warranty made by the Seller or Seller Sub in any of the Transactional Agreements, or (y) any covenant or obligation of the Seller or Seller Sub contained in any of the Transactional Agreements; or

                  (10) any other Liability of the Seller Corporations not expressly assumed by the Purchaser pursuant to the provisions of any of the Transactional Agreements.

      1.5 Taxes. The Seller shall bear and pay, and shall reimburse the Purchaser for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Designated Assets to the Purchaser or in connection with any of the other Transactions. The Seller shall reasonably cooperate with the Purchaser to file all requests for certifications of sales and use tax due. The Purchaser will reasonably cooperate with the Seller to permit the computer software included within the Designated Assets to be transferred to the Purchaser electronically pursuant to the "load and leave" or other reasonable transfer method, provided that such method of transfer has no adverse impact on the Designated Assets or the Purchaser.

      1.6 Closing.

            (a) The closing of the sale of the Designated Assets to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California, at 10:00 a.m. local time on such date (not later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7, other than conditions that by their nature are satisfied at the Closing) as the Purchaser may designate in a written notice delivered to the Seller.

            (b) At the Closing, without limiting any of the conditions to the Closing set forth in Section 6 or Section 7:

                  (i) the Seller Corporations shall execute and deliver, or shall cause to be executed and delivered, to the Purchaser a bill of sale, in substantially the form of the attached Exhibit C hereto (the "Bill of Sale"), patent assignments in a form evidencing chain of title satisfactory to the U.S. Patent and Trademark Office in substantially the form of the attached Exhibit D hereto (the "Patent Assignments"), and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Designated Assets free of any Encumbrances;

                  (ii) the Purchaser shall pay to the Seller Corporations the Adjusted Payment Amount in accordance with the allocations set forth in
      Part 1.3 of the Disclosure Letter (the "Allocations");

                  (iii) the Purchaser and the Seller Corporations shall execute and deliver the Assignment and Assumption Agreement;

                  (iv) Parent shall deliver to the Seller Corporations the Seller Stock Certificate, properly endorsed for transfer;

                  (v) the Seller shall execute and deliver to Parent and the Purchaser a certificate (the "Seller Closing Certificate"), executed by an authorized officer of the Seller, setting forth the representations and warranties of the Seller that (A) each of the representations and warranties made by the Seller in this Agreement was accurate in all material respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by the Seller in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that either of the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and (D) except as expressly set forth in the Seller Closing Certificate, each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5. 6.7 and 6.10 has been satisfied in all respects. The Secretary of the Seller shall have delivered to the Purchaser at Closing a certification, in form and substance satisfactory to the Purchaser, regarding the corporate governance documents, resolutions approving the transactions contemplated hereby and signature authority of officers of the Seller;

                  (vi) the Seller Sub shall deliver to Parent and the Purchaser a certificate (the "Seller Sub Closing Certificate"), executed by an authorized officer of the Seller Sub, setting forth the representations and warranties of the Seller Sub that (A) each of the representations and warranties made by the Seller Sub in this Agreement was accurate in all material respects as of the date of this Agreement, (B) except as expressly set forth in the Seller Sub Closing Certificate, each of the representations and warranties made by the Seller Sub in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Seller Sub is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and (D) except as expressly set forth in the Seller Sub Closing Certificate, each of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5. 6.7 and 6.10 has been satisfied in all respects. The Secretary of the Seller Sub shall have delivered to the Purchasers at Closing a certification, in form and substance satisfactory to the Purchasers, regarding the corporate governance documents, resolutions approving the transactions contemplated hereby and signature authority of officers of the Seller Sub;

                  (vii) the Purchaser shall deliver to the Seller Corporations a certificate (the "Purchaser Closing Certificate"), executed by an authorized officer of each of the Purchaser and Parent, setting forth the representations and warranties of the Purchaser and Parent that (A) each of the representations and warranties made by the Purchaser and Parent in this Agreement was accurate in all material respects as of the date of this Agreement and (B) except as expressly set forth in the Purchaser Closing Certificate, each of the representations and warranties made by the Purchaser and Parent in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date. The Secretary of each of the Purchaser and Parent shall have delivered to the Seller Corporations at Closing a certification, in form and substance satisfactory to the Seller Corporations, regarding the corporate governance documents, resolutions approving the transactions contemplated hereby and signature authority of officers of the Purchaser and Parent; and

                  (viii) Parent on the one hand, and the Seller Corporations on the other hand, each shall execute and deliver a release (the "Release"), wherein each releases the other from all claims arising under the Alliance Agreement, the Stock Purchase Agreement and any other written agreement between Parent and the Seller Corporations identified therein, excluding however, this Agreement and related transactional documents.

      1.7 Further Action.

            (a) Without limiting any other rights of the Purchaser hereunder, the Seller Corporations shall, at any time and from time to time after the Closing, upon the reasonable request of the Purchaser, (i) do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, transfers, conveyances, assignments, or assurances as may be reasonably required to transfer, assign, convey and grant to the Purchaser any of the Designated Assets and the Assumed Contracts in accordance with the terms hereof, and (ii) take such other actions as the Purchaser may reasonably request to vest the Purchaser with full right, title and possession of and to all of the Designated Assets and the Assumed Contracts.

            (b) If there are any Consents identified in Part 6.4 of the Disclosure Letter which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of any Assumed Contract as to which such Consent was not obtained (or otherwise is not in full force and effect) ("Restricted Contract"), the Purchaser may, without adjustment to the Purchase Price or any other consideration given under this Agreement, waive the closing conditions as to any such Consent and elect to have the Seller continue its efforts to obtain the Consent with respect to such Restricted Contract. If the Purchaser elects to have the Seller continue its efforts to obtain any such Consent and the Closing occurs, neither this Agreement nor any other Transactional Agreement shall constitute a sale, assignment, assumption, transfer, conveyance or delivery, or an attempted sale, assignment, assumption, transfer, conveyance or delivery, of any such Restricted Contract, and following the Closing, the Parties shall use their respective commercially reasonable efforts, and shall cooperate with each other, to obtain such Consent as quickly as practicable.

2.    REPRESENTATIONS AND WARRANTIES OF THE SELLER CORPORATIONS.

            The Seller Corporations jointly and severally represent and warrant, to and for the benefit of the Indemnitees, subject to such exceptions as are disclosed in writing in the Disclosure Letter supplied by the Seller Corporations to the Purchaser dated as of the date hereof, as follows. The Disclosure Letter shall be arranged in sections corresponding to the numbered paragraphs in this Section 2, and the disclosure contained in any section of the Disclosure Letter shall qualify other paragraphs in this Section 2 only to the extent that it would be readily apparent to an informed reader from a reading of the disclosure that it is relevant to such other paragraphs.

      2.1 Subsidiaries; Due Organization; Etc.

            (a) The Seller has no subsidiaries, other than Seller Sub, and the Seller does not own any capital stock of, or any equity interest of any nature in, any Entity other than Seller Sub.

            (b) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Seller Sub is a corporation duly organized, validly existing and in good standing under the laws of Israel. The Seller is in good standing as a foreign corporation in each jurisdiction where it necessary to be so qualified. The Seller Corporations have never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than "TTR Technologies."

            (c) Seller Sub is not conducting, and has not conducted since October 1, 2002, any business operations.

      2.2 Articles of Incorporation and Bylaws; Records. The Seller has delivered to the Purchaser accurate and complete copies of: (i) the certificate of incorporation and bylaws of each of the Seller Corporations, including all amendments thereto; and (ii) the classes and number of the issued and outstanding shares of each class of stock of the Seller Corporations.

      2.3 Capitalization. There is no: (a) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of the Seller exercisable prior to or as a result of the Closing; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Seller prior to or as a result of the Closing; or (c) Contract under which the Seller is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities prior to or as a result of the Closing. No Person other than the stockholders of the Seller has any right to vote with respect to the sale of the Designated Assets to the Purchaser or any of the other Transactions.

      2.4 SEC Filings; Financial Statements.

            (a) The Seller has delivered or made available to the Purchaser accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Seller with the SEC since January 1, 2000, and all amendments thereto (the "Seller SEC Documents"), as well as the Unaudited Interim Financial Statements. The Seller SEC Documents have been filed by the Seller with the SEC on a timely basis. As of the time it was filed with the SEC: (i) each of the Seller SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The financial statements (including any related notes) contained in the Seller SEC Documents (at the time they were filed with the SEC) and the Unaudited Interim Financial Statements: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto (other than the Unaudited Interim Financial Statements); (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by SEC regulations related to Form 10-Q, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of the Seller and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Seller and its consolidated subsidiaries for the periods covered thereby.

      2.5 Absence of Changes. Since September 30, 2002:

            (a) Except as set forth in Part 2.5 of the Disclosure Letter, there has not been any adverse change in, and no event has occurred that might have an adverse effect on, (i) the business, condition, assets, liabilities, operations, financial performance or prospects of the Seller Corporations, or (ii) the Designated Assets (taken as a whole) or the Assumed Contracts;

            (b) no Seller Corporation has sold or otherwise transferred, or leased or licensed, any of the Designated Assets, in whole or in part, to any other Person;

            (c) except in the Ordinary Course of Business, no Seller Corporation has purchased or otherwise acquired, or leased or licensed, any asset from any other Person;

            (d) no Seller Corporation has made any loan or advance to any other Person;

            (e) no Assumed Contract has been amended or terminated;

            (f) no Seller Corporation has incurred, assumed or otherwise become subject to any Liabilities aggregating greater than Five Hundred Thousand U.S. Dollars (US$500,00.00);

            (g) no Seller Corporation has entered into any transaction or taken any other action outside the Ordinary Course of Business with respect to the Designated Assets or Assumed Contracts; and

            (h) no Seller Corporation has agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(g)" above.

      2.6 Title to Designated Assets. The Seller Corporations own (and will own as of the Closing Date), and have (and will have as of the Closing Date) good and valid title to, all of the Designated Assets, free and clear of any Encumbrances. The Designated Assets collectively constitute, as of the date hereof, and will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Seller Corporations to conduct the Business in the manner in which the Business is currently being conducted by the Seller Corporations.

      2.7 Proprietary Assets.

            (a) Part 2.7(a)(i) of the Disclosure Letter sets forth, with respect to each Proprietary Asset included within the Designated Assets, owned by the Seller Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.7(a)(ii) of the Disclosure Letter identifies and provides a brief description of each Proprietary Asset included within the Designated Assets that is owned by the Seller Corporations and that is material to the Business and, where applicable, the documents (such as specifications, lab notebooks, white papers, invention disclosures, etc.) or other materials which contain such Proprietary Assets. Part 2.7(a)(iii) of the Disclosure Letter identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations with respect to, each Proprietary Asset included within the Designated Assets that is licensed or otherwise made available to the Seller Corporations by any Person and is material to the Business (except for any Proprietary Asset that is licensed to the Seller Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Seller Corporations.

            (b) The Seller Corporations have good and valid title to all of the Seller Proprietary Assets identified or required to be identified in Parts 2.7(a)(i) and 2.7(a)(ii) of the Disclosure Letter, free and clear of all Encumbrances. The Seller Corporations have a valid right to make, use, sell, import, export and otherwise exploit, and to license others to make, use, sell, import, export and otherwise exploit, all Seller Proprietary Assets identified in Part 2.7(a)(iii) of the Disclosure Letter. The Seller Corporations are not obligated to make any payment to any Person for the manufacture, use, sale, import, export other exploitation of any Seller Proprietary Asset included within the Designated Assets. The Seller Corporations are free to make, use, modify, copy, distribute, sell, license, import, export and otherwise exploit each of the Seller Proprietary Assets included within the Designated Assets on an exclusive basis (other than Seller Proprietary Assets consisting of software licensed to the Seller Corporations under third party licenses generally available to the public, with respect to which the Seller Corporations' rights are not exclusive). No current or former employee, officer, director, stockholder, consultant or independent contractor of any of the Seller Corporations has any right, claim or interest in or with respect to any Seller Proprietary Asset included within the Designated Assets. The Seller Corporations have not developed jointly with any other Person any Seller Proprietary Asset included within the Designated Assets that is material to the Business and with respect to which such other Person has any rights, except for the Jointly Developed Assets with respect to which only the Purchaser possesses joint rights. There is no Seller Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Seller Proprietary Asset included within the Designated Assets. ComSign Ltd. does not own, and has no rights whatsoever to, any Proprietary Asset relating to the Business.

            (c) The Seller Corporations have taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Seller Proprietary Assets included within the Designated Assets and otherwise maintain and protect the value of all Seller Proprietary Assets included within the Designated Assets. The Seller Corporations have not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Seller Corporations) has any rights with respect to, or to the knowledge of the Seller Corporations has access to, the source code, or any portion or aspect of the source code, of any such Seller Proprietary Asset. Without limiting the generality of the foregoing, (i) each current or former employee of any of the Seller Corporations who is or was involved in, or who has contributed to, the creation or development of any Seller Proprietary Asset included within the Designated Assets has executed and delivered to such Seller Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Employment Agreement previously delivered by the Seller to the Purchaser, and (ii) each current and former consultant and independent contractor to either of the Seller Corporations who is or was involved in, or who has contributed to, the creation or development of any Seller Proprietary Asset included within the Designated Assets has executed and delivered to such Seller Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Agreement previously delivered to the Purchaser. The Seller Corporations have delivered true and correct copies of all such executed Employment Agreements and Consultant Agreements to the Purchaser.

            (d) With respect to each patent, patent application and copyright included in the Designated Assets: (i) no Proceeding is pending or, to the knowledge of the Seller Corporations, threatened, nor has any claim or demand been made, which challenges or challenged the legality, validity, enforceability or use by the Seller Corporations of such patent, patent application or copyright; and (ii) all maintenance, annuity and other fees have been fully paid and all filings have been properly made.

            (e) All patents, trademarks, service marks and copyrights included in the Designated Assets that are registered with any Governmental Body are valid, enforceable and subsisting. To the knowledge of the Seller Corporations, none of the Seller Proprietary Assets included in the Designated Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. None of the Seller Proprietary Assets included in the Designated Assets misappropriates any Proprietary Asset owned or used by any other Person. To the knowledge of the Seller Corporations, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Seller Proprietary Asset included in the Designated Assets. To the knowledge of the Seller Corporations they have no claims (including claims for past infringement of Seller Proprietary Assets) or causes of action against other Persons relating to the Business (regardless of whether or not such claims and causes of action have been asserted by the Seller Corporations). Neither of the Seller Corporations has ever misappropriated or made unlawful use of any Seller Proprietary Asset. The Seller Corporations have never received any written notice or other communication that any of the Seller Proprietary Assets included in the Designated Assets, or its use or ownership thereof, infringed upon, misappropriated or made unlawful use of, any Proprietary Asset owned or used by any other Person.

            (f) Except as set forth in Part 2.7(f) of the Disclosure Letter, the Seller has not disclosed or delivered to any Person, other than the Purchaser, or permitted the disclosure or delivery to any Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Seller Proprietary Asset included in the Designated Assets. Except as set forth in Part 2.7(f) of the Disclosure Letter, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Seller Proprietary Asset included in the Designated Assets.

            (g) The Seller Proprietary Assets included in the Designated Assets constitute all the Proprietary Assets necessary to enable the Seller Corporations to conduct the Business in the manner in which such business has been and is being conducted. None of the Seller Corporations have (i) licensed any of the Seller Proprietary Assets included in the Designated Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Seller Corporation to exploit fully any Seller Proprietary Assets included in the Designated Assets or to transact business in any market or geographical area or with any Person.

            (h) There are no Seller Proprietary Assets that are not contained in either Part 1.1 or Part 1.2 of the Disclosure Letter.

      2.8 Contracts.

            (a) Part 2.8 of the Disclosure Letter identifies each Seller Contract. The Seller has delivered to the Purchaser accurate and complete copies of all Seller Contracts, including all amendments thereto. The Assumed Contracts shall be transferred to Purchaser "As-Is" with no warranty or representation as to their assignability.

            (b) To the Seller Corporations' knowledge: (i) the Seller has not violated or breached, or declared or committed any default under, any Assumed Contract; (ii) the consummation of the Transactions shall not, and no event has occurred, and no circumstance or condition exists, that would (with or without notice or lapse of time), (A) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (B) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (C) give any Person the right to cancel, terminate or modify any Seller Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assumed Contract; and (iv) the Seller has not waived any right under any Assumed Contract.

            (c) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Assumed Contract or any other term or provision of any such Contract.

      2.9 Liabilities.

            (a) Neither of the Seller Corporations is now insolvent, or will be rendered insolvent by any of the Transactions. As used in this section, "insolvent" means that the sum of the present fair saleable value of the assets of an Entity do not and will not excess its debts and other probable Liabilities.

            (b) Immediately after the Closing, (i) the Seller Corporations will be able to pay their Liabilities as they become due in the usual course of their respective businesses, (ii) the Seller Corporations will not have unreasonably small capital with which to conduct their present or proposed businesses, (iii) the Seller Corporations will have assets (calculated at fair market value) that exceed their Liabilities, and (iv) taking into account all pending and threatened litigation, final judgments against the Seller Corporations in actions for money Damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Seller Corporations will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Seller Corporations. The cash available to the Seller Corporations, taking into account the receipt by the Seller of the Adjusted Payment Amount and after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

            (c) The Seller Corporations have no Liabilities, except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with U.S. GAAP) incurred by the Seller Corporations in bona fide transactions entered into in the Ordinary Course of Business since September 30, 2002; and (iii) obligations under the Contracts listed in Part 2.8 of the Disclosure Letter, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts. Neither of the Seller Corporations has or will have any Liabilities relating to their investment in ComSign Ltd.

            (d) None of the Seller Corporations has, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or
(vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

      2.10 Compliance with Legal Requirements.

            (a) The Seller Corporations are and have been in compliance in all material respects with each Legal Requirement that is applicable to them or to the conduct of the Business or the ownership or use of the Designated Assets.

            (b) No event has occurred, and no condition or circumstance exists, that could reasonably be expected to (with or without notice or lapse of time) constitute or result in a violation by the Seller Corporations of, or a failure on the part of the Seller Corporations to comply with, any material Legal Requirement.

            (c) Except as set forth on Part 2.10 of the Disclosure Letter, the Seller Corporations have not received any notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller Corporations to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

      2.11 Tax Matters. As of the Closing, (i) Seller will have filed all Tax Returns required to be filed and paid all Taxes required to be paid and (ii) there will be no outstanding Tax Liens that have been filed by any Tax authority against the Designated Assets and no claims which are being asserted with respect to any Taxes related to the Designated Assets.

      2.12 Insurance. Part 2.12 of the Disclosure Letter identifies each material insurance claim made by the Seller since December 31, 2001.

      2.13 Proceedings; Orders. Except as set forth on Part 2.13 of the Disclosure Letter, there is no pending Proceeding, and, to the knowledge of the Seller Corporations, no Person has threatened to commence any Proceeding: (a) that relates to or could reasonably adversely affect the Business or the Designated Assets (whether or not any Seller Corporation is named as a party thereto) in any material respect; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Since December 31, 2001, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. Since December 31, 2001, no such Proceeding has been commenced by or against the Seller Corporations. The Seller has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which the Seller has access) that relate to the Proceedings identified in Part 2.13 of the Disclosure Letter. There is no Order to which the Designated Assets or Assumed Contracts or any holder thereof, is subject; and no Related Party is subject to any Order that relates to Designated Assets or Assumed Contracts. There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller Corporations or on the ability of either of the Seller Corporations to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

      2.14 Authority; Binding Nature of Agreements.

            (a) Each of the Seller Corporations has the requisite power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and, subject to the approval of the Transactions by the Required Stockholder Vote (as defined in Section 2.14(b)), the execution, delivery and performance by each of the Seller Corporations of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller Corporations, and their respective stockholders, boards of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller and Seller Sub, enforceable against each of them in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms except with regard to (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; and (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (b) The only vote or approval of the holders of any class or series of the capital stock of any of the Seller Corporations necessary to approve the Transactions (the "Required Stockholder Vote") is the approval of the sale of the Designated Assets to the Purchaser in accordance with this Agreement requires the affirmative approval of the holders of a majority of the shares of the Seller's common stock outstanding on the record date for the Stockholders' Meeting (as defined in Section 4.6(a)). By executing and delivering this Agreement, the Seller is hereby fully approving, in its capacity as the sole stockholder of Seller Sub, all of the Transactions and Transactional Agreements required to be approved by it in such capacity, whether under this Agreement, pursuant to applicable law or otherwise.

      2.15 Non-Contravention; Consents. Neither the execution and delivery by the Seller, or the Seller Sub of any of the Transactional Agreements, nor the consummation or performance by the Seller or the Seller Sub of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Seller Corporations or any of the Designated Assets or Assumed Contracts is subject;

            (b) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Designated Assets;

            (c) result in a violation or breach of, or result in a default under, any provision of any Seller Contract;

            (d) give any Person the right to (i) declare a default or exercise any remedy under any Assumed Contract, (ii) accelerate the maturity or performance of any Assumed Contract, or (iii) cancel, terminate or modify any Seller Contract; or

            (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the Designated Assets.

Except as may be required by the Delaware General Corporation Law, applicable securities laws or the certificate of incorporation or equivalent organizational document of the Seller or Seller Sub, neither the Seller nor Seller Sub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

      2.16 No Discussions. Neither the Seller Corporations nor any Representative of the Seller Corporations is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal. The Seller Corporations have not waived, and will not waive, any rights under any confidentiality, "standstill", nonsolicitation or similar agreement with any third party to which any of the Seller Corporations is a party or under which the Seller Corporations have any rights.

      2.17 Brokers. No Seller Corporation has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

      2.18 Sufficiency of Cash. The Adjusted Payment Amount will be sufficient to enable the Seller Corporations to pay or otherwise satisfy all Liabilities of the Seller Corporations (other than the Designated Contractual Obligations), including, without limitation, any Taxes due and other amounts owed as a result of the Transactions, and to otherwise satisfy all actual or potential claims of creditors of the Seller Corporations.

      2.19 Opinion of Financial Advisor. The Seller's board of directors has received the written opinion of Luminary Capital, financial advisor to the Seller, dated the date of this Agreement, to the effect that, as of such date, the terms of the Transactions are fair, from a financial point of view, to the Seller. The Seller has furnished an accurate and complete copy of such written opinion to the Purchaser.

      2.20 Full Disclosure. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Letter, and all other information regarding the Seller and its business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of the Purchaser's Representatives by or on behalf of the Seller or by any Representative of the Seller, is accurate and complete in all respects.

3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT.

      The Purchaser and Parent jointly and severally represent and warrant, to and for the benefit of the Seller Corporations, as follows:

      3.1 Due Organization; Etc. The Purchaser is a company duly organized, validly existing and in good standing under the laws of England and Wales. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 Authority; Binding Nature of Agreements. Each of the Purchaser and Parent has the requisite power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser and Parent have been duly authorized by all necessary action on the part of each of the Purchaser and Parent and their respective boards of directors. The Purchaser has the requisite power and authority to enter into and perform its obligations under the Assignment and Assumption Agreement, and the execution, delivery and performance of the Assignment and Assumption Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of each of the Purchaser and Parent, enforceable against it in accordance with its terms. Upon the execution and delivery of the Assignment and Assumption Agreement and all other documents executed by the Purchaser in connection with the Transaction at the Closing, the Assignment and Assumption Agreement will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

      3.3 Non-Contravention; Consents. Neither the execution and delivery by either the Purchaser or Parent of any of the Transactional Agreements, nor the consummation or performance by the Purchaser or Parent of any of the Transactions, will directly or indirectly

(with or without notice or lapse of time) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of either the Purchaser or Parent or result in a violation or breach of any Contract to which the Purchaser or Parent is a party. Neither the Purchaser nor Parent is a party to any Contract that could reasonably have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. There is no pending Proceeding, and to the knowledge of each of the Purchaser and Parent, no Person has threatened to commence any Proceeding that challenges, or that could reasonably have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. There is no proposed Order that, if issued or otherwise put into effect, could reasonably have an adverse effect on the ability of either the Purchaser or Parent to comply with or perform any covenant or obligation under any of the Transactional Agreements or that could reasonably have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions. Except as may be required by the Exchange Act or the Delaware General Corporation Law, neither the Purchaser nor Parent was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

      3.4 Title to Stock. Parent owns (and will own as of the Closing Date), and has (and will have as of the Closing Date) good and valid title to, the Shares represented by the Seller Stock Certificates, and such stock is owned (and will be owned as of the Closing Date) by Parent free and clear of any Encumbrances.

4.    PRE-CLOSING COVENANTS OF THE SELLER CORPORATIONS.

      4.1 Access and Investigation. The Seller Corporations shall ensure that, at all reasonable times during the Pre-Closing Period: (a) the Seller Corporations and their respective Representatives provide Parent, the Purchaser and their respective Representatives with reasonably necessary access to the Seller Corporations' Representatives, personnel and assets and with copies of all required existing books, records, Tax Returns, work papers and other documents and information relating to the Seller Corporations, the Designated Assets, the Assumed Contracts and such other information as Parent or the Purchaser may reasonably request.

      4.2 Operation of Business. The Seller Sub shall conduct no business operations whatsoever during the Pre-Closing Period, and the Seller Corporations shall ensure that, during the Pre-Closing Period:

            (a) the Seller conducts its businesses and operations in the Ordinary Course of Business and in compliance with all applicable Legal Requirements and the requirements of all Seller Contracts, and except as expressly contemplated by this Agreement, it shall promptly repair, restore or replace any Designated Assets that are destroyed or damaged;

            (b) the officers of the Seller confer as reasonably required with the Purchaser, upon the Purchaser's request, concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Designated Assets and the Assumed Contracts;

            (c) the Seller Corporations keep in full force all insurance policies in existence on the date of this Agreement;

            (d) the Seller Corporations do not sell, assign, transfer or encumber the Designated Assets;

            (e) the Seller Corporations do not enter into or permit the Designated Assets to become bound by any Contract, except as permitted by Sections 4.7 and 4.8;

            (f) the Seller Corporations do not enter into any strategic relationships, marketing, development or other arrangements with respect to the Designated Assets;

            (g) the Seller Corporations do not commence or settle any Proceeding relating in any way to the Designated Assets or the Assumed Contracts without the Purchaser's prior written consent;

            (h) the Seller Corporations do not enter into any transaction or take any other action of the type referred to in Section 2.5;

            (i) the Seller Corporations do not enter into any transaction or take any other action that might cause or constitute a material Breach of any representation or warranty or covenant made by the Seller Corporations in this Agreement or in the Seller Closing Certificate or the Seller Sub Closing Certificate;

            (j) the Seller Corporations do not incur, assume or otherwise become subject to any Liability, except for current liabilities incurred by the Seller (of the type required to be reflected in the "current liabilities" section of a balance sheet prepared in accordance with U.S. GAAP);

            (k) neither of the Seller Corporations (i) makes a general assignment for the benefit of creditors, (ii) files, or consents to the filing against it, any bankruptcy or insolvency petition or similar filing, (iii) suffers the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admits in writing its inability to pay its debts as they become due, (v) is convicted of, or pleads guilty or no contest to, any felony, (vi) takes or becomes the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements, or (vii) voluntarily winds up and dissolve; and

            (l) the Seller Corporations do not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(c)" through "(k)" of this Section 4.2.

      4.3 Filings and Consents. The Seller shall ensure that, during the Pre-Closing Period: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and
(b) the Seller Corporations and their respective Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

      4.4 Notification; Updates to Disclosure Letter. During the Pre-Closing Period, the Seller shall promptly notify the Purchaser in writing of: (a) the discovery by the Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material Breach of any representation or warranty made by the Seller or Seller Sub in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Seller or Seller Sub in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any material Breach of any covenant or obligation of the Seller or Seller Sub; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 4.4 requires any change in the Disclosure Letter, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Letter were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Seller shall as promptly as practicable (and in no event later than 48 hours following such occurrence, existence or discovery) deliver to the Purchaser an update to the Disclosure Letter specifying such change. No such update shall be deemed to supplement or amend the Disclosure Letter for the purpose of (i) determining the accuracy of any representation or warranty made by the Seller or Seller Sub in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

      4.5 No Solicitation.

            (a) During the Pre-Closing Period, the Seller Corporations shall not directly or indirectly, and shall not authorize or permit any of their Representatives directly or indirectly to: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding any of the Seller Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section
4.5 shall not be deemed to prevent the Seller or its board of directors from complying with its legal obligations under Rules 14d-9 and 14e-2 as promulgated under the Exchange Act with regard to an unsolicited Acquisition Proposal; and provided, further, that prior to the approval of the sale of the Designated Assets to the Purchaser by the Required Stockholder Vote, this Section 4.5(a) shall not prohibit the Seller from furnishing nonpublic information regarding the Seller Corporations to, or entering into discussions with, any Person in response to a Superior Offer that is submitted to the Seller by such Person (and not withdrawn) if (1) neither the Seller nor any Representative of the Seller shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.5, (2) the board of directors of the Seller concludes in good faith, after having consulted with its outside legal counsel, that such action is required in order for the board of directors of the Seller to comply with its fiduciary obligations to the Seller's stockholders under applicable law, (3) at least five (5) business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Seller gives the Purchaser written notice of the identity of such Person and of the Seller's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Seller receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Seller and containing provisions no less favorable to the Seller than the provisions contained in that certain Confidentiality Agreement dated August 7, 1997 between the Seller and the Purchaser (the "Confidentiality Agreement"), and (4) at least five (5) business days prior to furnishing any such nonpublic information to such Person, the Seller furnishes such nonpublic information to the Purchaser (to the extent such nonpublic information has not been previously furnished by the Seller to the Purchaser). Without limiting the generality of the foregoing, the Seller and Seller Sub acknowledge and agree that any action inconsistent with any of the provisions set forth in the preceding sentence by any Representative of the Seller or Seller Sub, whether or not such Representative is purporting to act on behalf of the Seller or Seller Sub, shall be deemed to constitute a breach of this Section 4.5(a) by the Seller.

            (b) The Seller shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal) advise the Purchaser orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information relating to the Seller (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Seller shall keep the Purchaser fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

            (c) The Seller shall immediately cease and cause to be terminated any discussions existing at the time of this Agreement with any Person that relate to any Acquisition Proposal.

            (d) The Seller agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill", nonsolicitation or similar agreement to which the Seller is a party or under which the Seller has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement. The Seller also will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of the Seller within 60 days of the date hereof.

      4.6 Stockholders' Meeting.

            (a) The Seller shall, in accordance with its certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law, call and hold a special meeting of its stockholders (the "Stockholders' Meeting") on a date selected by the Seller as promptly as reasonably practicable for the purpose of permitting them to consider and to vote upon this Agreement (including the sale by the Seller of the Designated Assets to the Purchaser in accordance herewith). The Seller shall ensure that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

            (b) The Proxy Statement (as defined in Section 5.1) shall include a statement to the effect that the board of directors of the Seller unanimously recommends that the Seller's stockholders vote in favor of and otherwise approve this Agreement (including the sale by the Seller Corporations of the Designated Assets to the Purchaser in accordance herewith) (the "Seller Board Recommendation"), and (ii) the Seller Board Recommendation shall not be withdrawn or modified in a manner adverse to the Purchaser, and no resolution by the board of directors of the Seller or any committee thereof to withdraw or modify the Seller Board Recommendation in a manner adverse to the Purchaser shall be adopted or proposed.

            (c) Notwithstanding anything to the contrary contained in Section 4.6(b), at any time prior to the approval of this Agreement (including the sale by the Seller Corporations of the Designated Assets to the Purchaser in accordance herewith) by the Required Stockholder Vote, the Seller Board Recommendation may be withdrawn or modified in a manner adverse to the Purchaser if: (i) an unsolicited, bona fide written offer to purchase substantially all of the outstanding shares of Seller Common Stock or substantially all of the assets of the Seller is made to the Seller and is not withdrawn; (ii) the Seller provides the Purchaser with at least two business days' prior notice of any meeting of the Seller's board of directors at which such board of directors will consider and determine whether such offer is a Superior Offer; (iii) the Seller's board of directors determines in good faith (based upon a written opinion of an independent financial advisor) that such offer constitutes a Superior Offer; (iv) the Seller's board of directors determines in good faith, after having taken into account the written advice of the Seller's outside legal counsel, that, in light of such Superior Offer, and taking into account any offer made by the Purchaser pursuant to clause (vii) below, the withdrawal or modification of the Seller Board Recommendation is required in order for the Seller's board of directors to comply with its fiduciary obligations to the Seller's stockholders under applicable law; (v) the Seller Board Recommendation is not withdrawn or modified in a manner adverse to the Purchaser at any time within two business days after the Purchaser receives written notice from the Seller confirming that the Seller's board of directors has determined that such offer is a Superior Offer; (vi) neither the Seller nor any of its affiliates or Representatives shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.6; and (vii) prior to the withdrawal or modification of the Seller Board Recommendation, the Purchaser does not submit a written proposal to the Seller's board of directors that is at least as favorable to the Seller in the aggregate as such Superior Offer.

            (d) The Seller's obligation to call, give notice of and hold the Stockholders' Meeting in accordance with Section 4.6(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Seller Board Recommendation.

      4.7 Consent and Release.

            (a) The Seller Corporations shall use their best efforts to obtain from the Person identified in Part 4.7 of the Disclosure Letter, in form and substance reasonably satisfactory to the Purchaser, (i) the written consent of such Person to the Seller Corporations' transfer to the Purchaser of the Designated Assets, and (ii) a release by such Person of any and all claims to any form of right, title or interest to, or ownership of, any of the Designated Assets (such consent and release shall hereinafter be referred to as the "First Consent").

            (b) In the event that the Seller Corporations do not obtain the First Consent prior to the earlier of (x) February 1, 2003 and (y) the Closing Date (the "Start Date"), during the period beginning on the Start Date and ending on the six-month anniversary of the Closing Date (the "End Date"), the Purchaser shall be entitled to make a payment to the Person identified in Part
4.7 of the Disclosure Letter in exchange for the First Consent and to reduce the Initial Payment Amount in accordance with the following:

                  (i) if the Purchaser shall have paid an amount to the Person identified in Part 4.7 of the Disclosure Letter in exchange for the First Consent after the Start Date but prior to the Closing Date, then the Initial Payment Amount shall be reduced by the lesser of (A) the amount paid to the Person identified in Part 4.7 of the Disclosure Letter by the Purchaser in exchange for the First Consent (the "First Payment Amount"), and (B) the amount set forth in Part 4.7 of the Disclosure Letter (the "First Holdback Amount"); and

                  (ii) if the First Consent shall not have been obtained prior to the Closing Date, then the Initial Payment Amount shall be reduced by the First Holdback Amount; provided, however that (A) if the First Consent shall have been received by the Purchaser prior to the End Date, then, within 10 business days after its receipt of the First Consent, the Purchaser shall pay the Seller Corporations an amount equal to the excess, if any, of (1) the First Holdback Amount over (2) the First Payment Amount, if any, in accordance with the Allocations, and (B) if the Purchaser shall not have paid the First Payment Amount in exchange for the First Consent prior to the End Date, then, on the End Date, the Purchaser shall pay the Seller Corporations the First Holdback Amount in accordance with the Allocations.

            (c) The First Holdback Amount represents the Parties' good faith estimate of the value of the First Consent and results from arms' length negotiations.

      4.8 Additional Consent and Release.

            (a) The Seller Corporations shall use their best efforts to obtain from the Person identified in Part 4.8 of the Disclosure Letter, in form and substance reasonably satisfactory to the Purchaser, (a) the written consent of such Person to the Seller Corporations' transfer to the Purchaser of the Designated Assets, and (b) a release by such Person of any and all claims to any form of right, title or interest to, or ownership of, any of the Designated Assets (such consent and release shall hereinafter be referred to as the "Second Consent").

            (b) In the event that the Seller Corporations do not obtain the Second Consent prior to the Start Date, during the period beginning on the Start Date and ending on the End Date, the Purchaser shall be entitled to make a payment to the Person identified in Part 4.8 of the Disclosure Letter in exchange for the Second Consent and to reduce the Initial Payment Amount in accordance with the following:

                  (i) if the Purchaser shall have paid an amount to the Person identified in Part 4.8 of the Disclosure Letter in exchange for the Second Consent after the Start Date but prior to the Closing Date, then the Initial Payment Amount shall be reduced by the lesser of (A) the amount paid to such Person by the Purchaser in exchange for the Second Consent (the "Second Payment Amount"), and (B) the amount set forth in Part 4.8 of the Disclosure Letter (the "Second Holdback Amount"); and

                  (ii) if the Second Consent shall not have been obtained prior to the Closing Date, then the Initial Payment Amount shall be reduced by the Second Holdback Amount; provided, however that (A) if the Second Consent shall have been received by the Purchaser prior to the End Date, then, within 10 business days after its receipt of the Second Consent, the Purchaser shall pay the Seller Corporations an amount equal to the excess, if any, of (1) the Second Holdback Amount over (2) the Second Payment Amount, if any, in accordance with the Allocations, and (B) if the Purchaser shall not have paid the Second Payment Amount in exchange for the Second Consent prior to the End Date, then, on the End Date, the Purchaser shall pay the Seller Corporations the Second Holdback Amount in accordance with the Allocations.

            (c) The Second Holdback Amount represents the Parties' good faith estimate of the value of the Second Consent and results from arms' length negotiations.

5.    ADDITIONAL COVENANTS OF THE PARTIES.

      5.1 Proxy Statement. As promptly as practicable after the date of this Agreement, the Seller shall prepare and cause to be filed with the SEC a proxy statement with respect to the Transactions (the "Proxy Statement"). The Seller shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff. The Seller will use all reasonable efforts to cause the Proxy Statement to be mailed to the Seller's stockholders as promptly as practicable after the date hereof. The Seller shall ensure that: (1) none of the information supplied or to be supplied by or on behalf of the Seller for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Seller or at the time of the Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (2) the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. If any event relating to any of the Seller Corporations or the Purchaser occurs, or if either the Seller or the Purchaser becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Seller or the Purchaser shall promptly inform the other Parties thereof and the Parties shall cooperate with each other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Seller. The Seller Corporations shall provide the Purchaser and its counsel a reasonable opportunity to review and comment on the Proxy Statement prior to the filing thereof with the SEC, and will keep the Purchaser reasonably informed as to all matters relating to the Proxy Statement and the Stockholders' Meeting. Without limiting the foregoing, the Seller Corporations shall provide to the Purchaser and its counsel any and all written comments that the Seller Corporations or their counsel may receive in writing from the SEC or its staff with respect to the Proxy Statement promptly after receipt thereof, and the Seller Corporations shall provide the Purchaser and its counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff.

      5.2 Regulatory Approvals. Each Party shall (i) use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such Party with any Governmental Body with respect to the Transactions, and to submit promptly any additional information requested by any such Governmental Body and (ii) cooperate with the other Parties hereto and, subject to Section 5.3(b), use its reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Legal Requirements to consummate and make effective the Transactions.

      5.3 Additional Agreements.

            (a) Subject to Section 5.3(b), the Seller and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Transactions. Without limiting the generality of the foregoing, but subject to Section 5.3(b), each Party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Transactions, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such Party in connection with the Transactions, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the consummation of the Transactions. Each Party shall promptly deliver to the other Parties a copy of each such filing made, each such notice given and each such Consent obtained by the first Party during the Pre-Closing Period.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its subsidiaries to dispose of or transfer any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing
Date); (v) to make or cause any of its subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations; or (vi) to contest any Proceeding relating to the Transactions if the Purchaser determines in good faith that contesting such Proceeding might not be advisable.

      5.4 Best Efforts. During the Pre-Closing Period, the Seller shall use its reasonable best efforts to (a) obtain the Required Stockholder Vote, and (b) cause the conditions set forth in Section 6 to be satisfied on a timely basis.

      5.5 Payment of Taxes Resulting from Sale of the Designated Assets by the Seller. The Seller shall pay in a timely manner all Taxes, if any, resulting from or payable in connection with the sale of the Designated Assets pursuant to this Agreement and the other Transactions, regardless of the person on whom such Taxes are imposed by Legal Requirements, other than income taxes or capital gains taxes imposed on the Purchaser.

      5.6 Confidentiality. During the Pre-Closing Period, unless otherwise permitted by this Agreement, each Party shall consult with the other Parties before issuing any press release or otherwise making any public statement or making any other public (or nonconfidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the Transactions contemplated hereby, and no Party shall issue any such press release or make any such statement or disclosure without the prior written consent of the other Parties (which consent shall not be unreasonably withheld), except as may be required by law. If any Party is required to make any such public disclosure, the Party required to make the disclosure shall use its reasonable efforts to give the other Parties prior notice and an opportunity to review the disclosure prior to the public release of information.

      5.7 Termination of Other Agreements. The Seller and Parent hereby agree to terminate, effective as of the Closing Date, (i) the Alliance Agreement dated as of November 24, 1999, by and between the Seller and Parent (the "Alliance Agreement") and (ii) the Stock Purchase Agreement dated as of January 10, 2000, such that all rights and liabilities of any parties to each of the foregoing agreements are hereby voided and nullified. For the avoidance of doubt, Parent shall have no obligations whatsoever under the Alliance Agreement to pay to any of the Seller Corporations any royalties or fees, or to perform other obligations set forth in the Alliance Agreement from and after the Closing Date.

      5.8 Continued Payment of Liabilities.

            (a) Following the Closing, the Seller Corporations shall promptly pay or otherwise satisfy all indebtedness, obligations, amounts owed by the Seller Corporations to third parties and other Liabilities to third parties that do not constitute Designated Contractual Obligations, other than the Liabilities set forth on Part 5.8 of the Disclosure Letter.

            (b) The Seller hereby covenants and agrees that it will not make or permit to be made any distributions to stockholders of the Seller Corporations or (b) pay or permit to be paid any dividends to stockholders of the Seller Corporations unless and until Seller shall have satisfied or cause to be satisfied or otherwise provided for all other Liabilities of the Seller Corporations.

      5.9 Patent Prosecution Expense Reimbursement. At the Closing, the Purchaser shall reimburse the Seller Corporations for any expenses (up to a maximum of $25,000 in the aggregate) (a) incurred by the Seller Corporations during the Pre-Closing Period in connection with the prosecution of any patent application included in the Designated Assets, and (b) for which the Seller obtained the Purchaser's prior approval.

6.    CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

      The Purchaser's obligation to purchase the Designated Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

      6.1 Accuracy of Representations. All of the representations and warranties made by the Seller Corporations in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications or similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving effect to any update to the Disclosure Letter and without giving effect to any materiality qualifications or similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and all of the representations and warranties made by the Seller Corporations in the Seller Closing Certificate and Seller Sub Closing Certificate shall be accurate in all material respects as of the Closing Date.

      6.2 Performance of Obligations. All of the covenants and obligations that the Seller Corporations are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

      6.3 Stockholder Approval. This Agreement (including the sale by the Seller Corporations of the Designated Assets to the Purchaser in accordance herewith) shall have been duly approved by the Required Stockholder Vote.

      6.4 Consents. Subject to Section 1.7(b), each of the Consents identified in Part 6.4 of the Disclosure Letter, and all other Consents required or which the Purchaser reasonably determines it appropriate to be obtained in connection with the Transactions, shall have been obtained and shall be in full force and effect.

      6.5 No Material Adverse Change. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller Corporations (taken as a whole) or the Business or the Designated Assets since September 30, 2002, and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such material adverse change, regardless of whether such a change becomes known to the Purchaser subsequent to the date of this Agreement.

      6.6 Additional Documents. The Purchaser shall have received the following documents:

            (a) the Bill of Sale, the Patent Assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Designated Assets free and clear of any Encumbrances;

            (b) the Assignment and Assumption Agreement, executed by the Seller and (to the extent required) Seller Sub;

            (c) an opinion letter from ReedSmith LLP, counsel to the Seller, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser or its counsel, opining under Delaware law that: (i) the Seller has the requisite corporate power to own, operate and lease their property and assets; (ii) the Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Transactional Agreements; (iii) all corporate action on the part of the Seller, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of this Agreement and the Transactional Documents and the performance of the Seller's obligations under this Agreement have been taken; and opining under Delaware law that this Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms excepting, however, (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law and (C) legal principles or cases denying enforcement of indemnities against the indemnitee's negligence, wrongdoing or violation of law.

            (d) an opinion letter from Aboudi and Brounstein, special counsel to the Seller Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser or its counsel, opining under the laws of Israel that: (i) the Seller Sub has the requisite corporate power to own, operate and lease its property and assets; (ii) the Seller Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Transactional Agreements; (iii) all corporate action on the part of the Seller Sub, its Board of Directors and its shareholders necessary for the authorization, execution and delivery of this Agreement and the Transactional Documents and the performance of the

      Seller Sub's obligations under this Agreement have been taken; and (iv) that this Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms excepting, however, (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law and
      (C) legal principles or cases denying enforcement of indemnities against the indemnitee's negligence, wrongdoing or violation of law.

            (e) the Seller Closing Certificate and Seller Sub Closing
      Certificate;

            (f) the Release, executed by the Seller Corporations; and

            (g) such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Seller or Seller Sub, (ii) evidencing the compliance by the Seller or Seller Sub with, or the performance by the Seller or Seller Sub of, any covenant or obligation set forth in this Agreement,
      (iii) evidencing the satisfaction of any condition set forth in this
      Section 6, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

      6.7 No Proceedings. There shall not have been commenced or threatened against the Seller Corporations, or against any Person affiliated with the Seller Corporations, any Proceeding (a) involving any material challenge to, or seeking material Damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions. There shall not be pending or threatened any Proceeding that will or could reasonably be expected to materially and adversely affect the right of the Purchaser to own or use the Designated Assets, or which if adversely determined would have or could reasonably be expected to have a material adverse effect on the Designated Assets.

      6.8 No Prohibition. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

      6.9 Satisfaction of the Purchaser. The Purchaser shall be satisfied that each of the Seller Corporations will be solvent as of and immediately following the Closing Date.

      6.10 Release of Liens. The Purchaser shall have received evidence satisfactory to it of the release by any Person who held any Encumbrance on any of the Designated Assets of all Encumbrances on the Designated Assets effective upon or concurrent with the Closing.

      6.11 Certain Consents. The Purchaser shall have received the First Consent and the Second Consent.

7.    CONDITIONS PRECEDENT TO THE SELLER'S AND SELLER SUB'S OBLIGATION TO CLOSE.

      The obligations of Seller or Seller Sub to sell the Designated Assets and to take the other actions required to be taken by the Seller and Seller Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller and Seller Sub, in whole or in part, in writing):

      7.1 Accuracy of Representations. All of the representations and warranties made by the Purchaser and Parent in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications or similar qualifications, contained or incorporated directly or indirectly in such representations and warranties) and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any materiality qualifications or similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and all of the representations and warranties made by the Purchaser and Parent in the Purchaser Closing Certificate shall be accurate in all material respects as of the Closing Date.

      7.2 Performance. All of the covenants and obligations that either the Purchaser or Parent is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

      7.3 Stockholder Approval. This Agreement (including the sale by the Seller Corporations of the Designated Assets to the Purchaser in accordance herewith) shall have been duly approved by the Required Stockholder Vote.

      7.4 Additional Documents. The Seller Corporations shall have received the following documents:

            (a) the Assignment and Assumption Agreement, executed by the Purchaser;

            (b) the Seller Stock Certificate, duly endorsed by Parent for transfer;

            (c) the Purchaser Closing Certificate; and

            (d) the Release, executed by Parent.

8.    TERMINATION.

      8.1 Termination Events. This Agreement may be terminated prior to the
Closing:

            (a) by mutual written consent of the Purchaser and the Seller;

            (b) by either the Purchaser or the Seller if the Transactions shall not have been consummated by March 15, 2003; provided, however, that (i) a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Transactions by such date is attributable to a failure on the part of such Party or any affiliate of such Party to perform any covenant in this Agreement required to be performed by such Party or any affiliate of such Party at or prior to the Closing Date;

            (c) by either the Purchaser or the Seller if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions;

            (d) by either the Purchaser or the Seller if (i) the Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Seller's stockholders shall have taken a final vote on a proposal to approve this Agreement (including the sale of the Designated Assets to the Purchaser), and (ii) the Agreement (including the sale of the Designated Assets to the Purchaser) shall not have been approved at the Stockholders' Meeting (or at any adjournment or postponement thereof) by the Required Stockholder Vote; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have the Agreement (including the sale of the Designated Assets to the Purchaser) approved by the Required Stockholder Vote is attributable to a failure on the part of such Party or any affiliate of such Party to perform any covenant in this Agreement required to be performed by such Party or any affiliate of such Party at or prior to the Closing Date; or

            (e) by the Purchaser (at any time prior to the approval of the Agreement (including the sale of the Designated Assets to the Purchaser) by the Required Stockholder Vote) if (i) the board of directors of the Seller shall have failed to adopt the Seller Board Recommendation, or shall have withdrawn or modified the Seller Board Recommendation, (ii) the board of directors of the Seller shall have approved, endorsed or recommended any Acquisition Proposal, (iii) the Seller shall have entered into any letter of intent or similar document or any Contract providing for or otherwise contemplating an Acquisition Transaction, or (iv) the Seller or Seller Sub shall have committed a breach of Section 4.5.

      8.2 Effect of Termination. Except as expressly provided elsewhere in this Agreement or in any of the other Transactional Agreements, if this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties under this Agreement shall terminate; provided, however, that: (a) no Party shall be relieved of any obligation or other Liability arising from any Breach by such Party of any provision of this Agreement; and (b) the Parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10 that continue pursuant to their terms.

      8.3 Termination Fees.

            (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Transactions are consummated; provided, however, that if this Agreement is terminated (i) by the Purchaser or the Seller pursuant to Section 8.1(d) and both (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made and (B) within 12 months following the termination of this Agreement an Acquisition Transaction shall have been consummated by either of the Seller Corporations or either of the Seller Corporations shall have entered into a definitive agreement contemplating an Acquisition Transaction (that is ultimately consummated), or (ii) by the Purchaser pursuant to Section 8.1(e), then (without limiting any obligation of the Seller to pay any fee payable pursuant to Section 8.3(b)), the Seller shall make a nonrefundable cash payment to the Purchaser in an amount equal to the aggregate amount of all reasonable fees and expenses (including all reasonable attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of the Purchaser in connection with the preparation and negotiation of this Agreement and the other Transactional Agreements in an amount not to exceed One Hundred and Fifty Thousand U.S. Dollars (US$150,000). In the event of a termination described in clause (i) above, such payment shall be made at the time such Acquisition Transaction is consummated, and in the event of a termination described in clause (ii) above, such payment shall be made immediately upon the termination of this Agreement.

            (b) If (i) this Agreement is terminated by the Purchaser or the Seller pursuant to Section 8.1(d) and both (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and (B) within 12 months following the termination of this Agreement an Acquisition Transaction shall have been consummated by either of the Seller Corporations or either of the Seller Corporations shall have entered into a definitive agreement contemplating an Acquisition Transaction (that is ultimately consummated), or (ii) this Agreement is terminated by the Purchaser pursuant to Section 8.1(e), then the Seller shall pay to the Purchaser, in cash (and in addition to the amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in an amount equal to One Hundred and Fifty Thousand U.S. Dollars (US$150,000). In the event of a termination described in clause (i) above, such payment shall be made at the time such Acquisition Transaction is consummated, and in the event of a termination described in clause (ii) above, such payment shall be made immediately upon the termination of this Agreement.

      8.4 Nonexclusivity of Termination Rights. The termination rights provided in Section 8.1 shall not be deemed to be exclusive. Accordingly, the exercise by any Party of its right to terminate this Agreement pursuant to Section 8.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

9.    INDEMNIFICATION, ETC.

      9.1 Survival of Representations and Covenants.

            (a) The representations and warranties of each of the Seller Corporations set forth in this Agreement shall survive (without limitation): (i) the Closing and the sale of the Designated Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Designated Assets by the Purchaser; and (iii) the dissolution or liquidation of any Party to this Agreement. The representations and warranties of the Purchaser and Parent set forth in this Agreement shall expire at the Closing and shall thereafter be of no further force or effect.

            (b) The representations, warranties, covenants and obligations of the Seller Corporations, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives; provided, however, that notwithstanding the foregoing, qualifications set forth in the Disclosure Letter shall be deemed to qualify the corresponding representations and warranties set forth in Section 2 to the extent of such qualifications.

            (c) The representations and warranties of the Seller Corporations set forth in this Agreement shall expire on the 18-month anniversary of the Closing Date (the "Expiration Date"); provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty of the Seller or Seller Sub is given to the Seller on or prior to the Expiration Date, then, notwithstanding anything to the contrary contained in this Section 9.1(c), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 9.2) that is based directly or indirectly upon, or that relates directly or indirectly to, any Breach or alleged Breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller and the Purchaser or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

            (d) For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Seller a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

            (e) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Letter or in any update to the Disclosure Letter shall be deemed to be a representation and warranty made by the Seller Corporations in this Agreement.

      9.2 Indemnification by the Seller Corporations.

            (a) The Seller Corporations, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of


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the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                  (i) any Breach of any of the representations or warranties made by the Seller or Seller Sub in this Agreement or the Disclosure Letter (without giving effect to any update to the Disclosure Letter) both as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, or in the Seller Closing Certificate, the Seller Sub Closing Certificate, or any of the other Transactional Agreements;

                  (ii) any Breach of any covenant or obligation of the Seller Corporations contained in any of the Transactional Agreements;

                  (iii) any Liability of the Seller Corporations or of any Related Party, other than the Designated Contractual Obligations;

                  (iv) any noncompliance with any Bulk Sales Laws or fraudulent transfer laws in respect of any of the Transactions;

                  (v) any matter identified or referred to in the Disclosure Statement dated October 29, 2002 attached to the Disclosure Letter as Schedule C thereto, including the Purchaser not having received the First Consent and/or the Second Consent, as the case may be, prior to the Closing Date (even if (A) the condition set forth in Section 6.11 has been waived by the Purchaser in whole or in part, and (B) the Purchaser receives the First Consent and/or the Second Consent, as the case may be, following the Closing Date);

                  (vi) any Proceeding relating directly or indirectly to any Breach, alleged Breach referred to in clause "(i)" or "(ii)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9); or

                  (vii) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(iii)," "(iv)" or "(v)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

            (b) The total amount of the indemnification payments that the Seller Corporations shall be required to make under or in connection with this Agreement shall be limited in the aggregate to an amount equal to the Adjusted Payment Amount; provided, however, that the foregoing limitation shall not apply to the indemnification obligations described in clauses "(iii)," "(iv)," "(v)" and "(vii)" of Section 9.2(a).

            (c) In the event that the Seller Corporations' obligation to indemnify, hold harmless, compensate and reimburse any Indemnitees arises under or may be attributable to more


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than one clause of Section 9.2(a), the Indemnitee shall have the option to claim such indemnification, compensation or reimbursement by or from the Seller Corporations under any or all such applicable clauses, and the limitation set forth in Section 9.2(b) on any one such clause shall not apply to any other clause to which such limitation does not otherwise apply pursuant to the terms of Section 9.2(b).

      9.3 Exclusivity of Indemnification Remedies. The indemnification remedies and other remedies provided in this Section 9 shall be deemed to be the exclusive remedy of the Indemnitees for Breaches of the representations, warranties and covenants of the Seller Corporations contained in this Agreement and the other indemnification obligations set forth in this Section 9 that are asserted subsequent to Closing, except with respect to claims arising out of fraud or the willful breach of covenants by either of the Seller Corporations; provided, however, that the foregoing shall not prohibit any Party from seeking an injunction or other equitable relief in respect thereof.

      9.4 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding against or involving any of the Indemnitees with respect to which either of the Seller or the Seller Sub may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to Section 9 of this Agreement, the Purchaser shall have the right, at its election, to designate the Seller to assume the defense of such claim or Proceeding at the sole expense of the Seller. If the Purchaser so elects to designate the Seller to assume the defense of any such claim or
Proceeding:

            (a) the Seller shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

            (b) the Purchaser shall make available to the Seller any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

            (c) the Seller shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

            (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

            (e) the Seller shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

            (f) the Purchaser may at any time (notwithstanding the prior designation of the Seller to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If the Purchaser does not elect to designate the Seller to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or


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Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                  (i) all reasonable expenses relating to the defense of such claim or Proceeding shall be borne and paid exclusively by the Seller and the Seller Sub;

                  (ii) the Seller shall make available to the Purchaser any documents and materials in the possession or control of the Seller Corporations that may be necessary to the defense of such claim or Proceeding;

                  (iii) the Purchaser shall keep the Seller informed of all material developments and events relating to such claim or Proceeding; and

                  (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Seller; provided, however, that the Seller shall not unreasonably withhold such consent.

10.   MISCELLANEOUS PROVISIONS.

      10.1 Further Assurances. Each Party hereto shall execute and/or cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

      10.2 Fees and Expenses. Without limiting Section 10.3, the Parties shall each bear their own expenses incurred in connection with the transactions contemplated herein.

      10.3 Attorneys' Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any Party to this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

      10.4 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service) to the address set forth beneath the name of such Party below (or to such other address as such Party shall have specified in a written notice given to the other Parties hereto):

            if to the Seller:

                       TTR Technologies, Inc.
                       575 Lexington Avenue
                       New York, NY  10022

            With a copy, which shall not serve as notice, to:


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                       ReedSmith LLP
                       599 Lexington Avenue
                       28th Floor
                       New York, New York 10022
                       Attention: David Grimes, Esquire

            if to the Purchaser or Parent:

                       Macrovision Corporation
                       2830 De La Cruz Blvd.
                       Santa Clara, California  95050
                       Attention: Chief Financial Officer
                       Email: legal@macrovision.com (inserted for convenience
                              only)

            With a copy, which shall not serve as notice, to:

                       Cooley Godward LLP
                       Five Palo Alto Square
                       3000 El Camino Real
                       Palo Alto, CA 94306
                       Attention: David A. Lipkin, Esq.

      10.5 Time of the Essence. Time is of the essence of this Agreement.

      10.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      10.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      10.8 Governing Law; Venue.

            (a) This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

            (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located either in the County of Santa Clara, California or in the County of New York, New York.

            (c) The Seller and Seller Sub agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Seller or Seller Sub in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or


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

indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

            (d) Nothing in this Section 10.8 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against the Seller or Seller Sub in any forum or jurisdiction.

      10.9 Successors and Assigns; Parties in Interest.

            (a) This Agreement shall be binding upon: the Seller Corporations and their respective successors and assigns (if any); Parent and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; Parent; the Purchaser; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing.

            (b) Both the Purchaser and Parent may freely assign any or all of their respective rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. Neither the Seller nor Seller Sub shall be permitted to assign any of its or his rights or delegate any of its or his obligations under this Agreement without the Purchaser's prior written consent.

            (c) Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements. Parent shall be a beneficiary of all of the rights and remedies of the Purchaser set forth in this Agreement.

      10.10 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, the rights and remedies of the Parties hereto shall be cumulative (and not alternative).

      10.11 Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly


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

executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

      10.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      10.14 Entire Agreement. The Transactional Agreements set forth the entire understanding of the Parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter thereof.

      10.15 Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK, SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the Parties to this Asset Purchase Agreement have caused this Agreement to be executed and delivered as of the date first above mentioned.

                                    TTR TECHNOLOGIES, INC.,
                                    a Delaware corporation

                                    By: /s/ Daniel C. Stein
                                    Name: Daniel C. Stein
                                    Title: President and Chief Executive Officer


                                    TTR TECHNOLOGIES, LTD.,
                                     an Israeli corporation

                                    By:  /s/ Sam Brill
                                    Name: Sam Brill
                                    Title: Director


                                    MACROVISION CORPORATION,
                                     a Delaware corporation

                                    By:  /s/  John Ryan
                                    Name: John Ryan
                                    Title: Chairman


                                    MACROVISION EUROPE LTD.,
                                    a United Kingdom company

                                    By: /s/ David Simmons
                                    Name: David Simmons
                                    Title: Director

                 SIGNATURE PAGE TO THE ASSET PURCHASE AGREEMENT


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                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this Exhibit A):

      Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by the Purchaser) contemplating or otherwise relating to any Acquisition Transaction.

      Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of all or a material portion of the business or assets of the Seller or Seller Sub; (b) the issuance, sale or other disposition of (i) any capital stock or other securities of the Seller other than as a result of the exercise of stock options granted prior to the date of the Agreement, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other securities of the Seller or Seller Sub, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other securities of the Seller or Seller Sub; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller or Seller Sub; provided, however, that "Acquisition Transaction" shall not include the disposition by any Seller Corporation of any Excluded Asset.

      Adjusted Payment Amount. "Adjusted Payment Amount" shall mean the amount to be paid by the Purchaser to the Seller Corporations pursuant to Section 1.3(a)(i), as reduced in accordance with the terms of Sections 4.7 and 4.8.

      Agreement. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Letter), as it may be amended from time to time.

      Assignment Agreements. "Assignment Agreements" shall mean those certain Assignment Agreements of even date herewith (but effective as of the Closing
Date) executed by each of the Key Employees in favor of the Purchaser or Parent.

      Assumed Contracts. "Assumed Contracts" shall mean the Seller Contracts identified in Part 1.1 of the Disclosure Letter.

      Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.


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      Business. "Business" shall mean all activities related to the development, manufacture, selling, marketing, distributing and licensing of (i) any software, hardware, interface, technology, know-how, algorithms, procedures, techniques, solutions, inventions, and products that in any way prevent or are designed to prevent the illicit duplication of audio programs (including without limitation the audio portion of music videos, movies, and other video or audio content) contained on any form of recording on any media, including but not limited to
(a) optical media (including, without limitation, compact discs (CDs) and digital video disks (DVDs)) and (b) magnetic media (including, without limitation magnetic disks and flash memory); (ii) any software, hardware, interface, technology, know-how, algorithms, procedures, techniques, solutions, inventions, and products that are related to media-based or Internet-based digital rights management of audio programs (including without limitation the audio portion of music videos, movies, and other video or audio content), and
(iii) PC binding and controlled burning for audio programs (including without limitation the audio portion of music videos, movies, and other video or audio content).

      Closing Date. "Closing Date" shall mean the time and date as of which the Closing actually takes place.

      Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

      Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

      Disclosure Letter. "Disclosure Letter" shall mean the letter (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller Corporations, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

      Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any


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asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      GAAP. "GAAP" shall mean generally accepted accounting principles.

      Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      Governmental Body. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

      Indemnitees. "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) Parent; (d) Parent's current and future affiliates; (e) the respective Representatives of the Persons referred to in clauses "(a)", "(b)". "(c)" and "(d)" above; and (f) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)", "(c)", "(d)", and "(e)" above.

      Jointly Developed Assets. "Jointly Developed Assets" shall mean those Proprietary Assets developed by both Parent and Seller Corporations pursuant to the Alliance Agreement.

      Key Employees. "Key Employees" shall mean Baruch Sollish and Yehuda Hahn.

      knowledge. Seller Corporations' "knowledge" shall mean (i) the actual knowledge of Daniel Stein, Sam Brill, Baruch Sollish and Yehuda Hahn and (ii) the constructive knowledge


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that any of such individuals could reasonably be expected to become aware of in the ordinary course of business regarding the accuracy of any representation or warranty contained in the Agreement. The Purchaser's "knowledge" shall mean (i) the actual knowledge of the Parent's President, CEO, Vice Presidents, Executive Vice Presidents or Directors and (ii) the constructive knowledge that any of such individuals could reasonably be expected to become aware of in the ordinary course of business regarding the accuracy of any representation or warranty contained in the Agreement.

      Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

      Noncompetition Agreement. "Noncompetition Agreement" shall mean that certain Noncompetition Agreement of even date herewith (but effective as of the Closing Date) executed by each of the Seller Corporations in favor of the Purchaser and Parent.

      Order. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

      Ordinary Course of Business. An action taken by or on behalf of one of the Seller Corporations shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with the past practices of such Seller Corporation and is taken in the ordinary course of the normal day-to-day operations of such Seller Corporation;

                  (b) such action is taken in accordance with sound and prudent business practices;


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                  (c) such action is not required to be authorized by the
      stockholders of such Seller Corporation, the board of directors of such Seller Corporation or any committee of the board of directors of such Seller Corporation and does not require any other separate or special authorization of any nature; and

                  (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of Entities (other than the Seller) that are engaged in businesses similar to the business of the Seller.

      Party. "Party" shall mean the Seller, the Seller Sub, Parent and the Purchaser as identified in the preliminary statements to this Agreement. "Parties" shall mean all of the foregoing collectively.

      Person. "Person" shall mean any individual, Entity or Governmental Body.

      Pre-Closing Period. "Pre-Closing Period" shall mean the period from the date of the Agreement through the earlier of the Closing Date or the termination of this Agreement pursuant to Section 8.1.

      Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

      Proprietary Asset. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, and all release notes, documentation, white papers, lab notebooks, invention disclosures, source codes, object codes, data models, verification and validation environments, manufacturing specifications and databases, in process research and development, product reviews, and other embodiments thereof.

      Purchase Price. "Purchase Price" shall mean $5,250,000.

      Related Party. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than


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                                                                            PAGE

the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

      Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      Retained Books and Records. "Retained Books and Records" shall mean all books, records, files and data of the Seller Corporations that relate to or constitute financial, tax accounting information or similar information, whether or not relating in any way to the Business or the Designated Assets; provided, however, that the Retained Books and Records shall not include any books, records, files or data of the Seller Corporations that relate to the Seller Proprietary Assets or the Proprietary Assets included in the Designated Assets.

      SEC. "SEC" shall mean the Securities and Exchange Commission.

      Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

      Seller Contract. "Seller Contract" shall mean any Contract to which either of the Seller Corporations is a party or of which either of the Seller Corporations is a beneficiary and which is directly or indirectly related to the Business or the Designated Assets.

      Seller Corporations. "Seller Corporations" shall mean the Seller and Seller Sub.

      Seller Proprietary Asset. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Seller Corporations or otherwise used by the Seller Corporations.

      Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding shares of common stock of the Seller or substantially all of the assets of the Seller, on terms that the board of directors of the Seller determines, in its reasonable judgment, based upon a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable to the Seller's stockholders than the terms of the Transactions; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not reasonably capable of being obtained by such third party.

      Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed,


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

      Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      Transactional Agreements. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Assignment and Assumption Agreement; (c) the Voting Agreements; (d) the Noncompetition Agreement; (e) the Assignment Agreements; (f) the Seller Closing Certificate; (g) the Seller Sub Closing Certificate; (h) the Purchaser Closing Certificate; (i) the Bill of Sale; and (j) the Patent Assignments.

      Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Designated Assets by the Seller Corporations to the Purchaser in accordance with the Agreement; (ii) the assumption of the Designated Contractual Obligations by the Purchaser pursuant to the Assignment and Assumption Agreement; and (iii) the performance by the Seller Corporations, Parent and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller Corporations, Parent and the Purchaser of their respective rights under the Transactional Agreements.

      Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Seller included in the Unaudited Interim Financial Statements.

      Unaudited Interim Financial Statements. "Unaudited Interim Financial Statements" shall mean the unaudited consolidated balance sheet of the Seller as of September 30, 2002, and the related unaudited consolidated income statement of the Seller for the nine-month period ended September 30, 2002, together with the notes (if any) thereto.

                      [LETTERHEAD OF LUMINARY CAPITAL LLC]

                                     Annex B

                                               November 4, 2002

The Board of Directors
TTR Technologies, Inc.
575 Lexington Avenue, Suite 400
New York, New York 10022

Members of the Board of Directors:

      You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by TTR Technologies, Inc. (the "Company") in connection with the proposed sale of certain Company technology, which may comprise all, or substantially all, of the Company's assets (the "Proposed Transaction"), to Macrovision Corporation ("Buyer"), pursuant to an Asset Purchase Agreement to be entered into by and between Buyer and the Company (the "Agreement"). The aggregate consideration to be paid at closing by Buyer to the Company in connection with the Proposed Transaction will be $5,757,853, consisting of $5,250,000 in cash, and a stock certificate or certificates representing 1,880,937 shares of the common stock of the Company, valued as of the date hereof at $0.27 per share (assuming all consents are received by the Company).

      In arriving at our opinion, we have, among other things: (i) reviewed a draft of the Agreement dated November 3, 2002; (ii) reviewed publicly available financial information and other data with respect to the Company, including the Form 10-K for the year ended December 31, 2001, and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002, and certain other relevant financial and operating data relating to the Company made available to us; (iii) reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished to us by them, including financial analyses and projections and related assumptions with respect to the assets in order to determine the value of the assets; (iv) considered the historical financial results and present financial condition of the Company; (v) reviewed certain publicly available information concerning the current and historical market price, trading of, and trading market for, the common stock of the Company; (vi) inquired about and discussed the Proposed Transaction and other matters related thereto with the Company's management and its legal counsel; and (vii) performed such other analyses and examinations as we deemed appropriate.

The Board of Directors of
TTR Technologies, Inc.
November 4, 2002
Page 2 of 3


      In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us, without independent verification, and have further relied upon the assurances of the Company's management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections utilized, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which we could form an opinion. We have not made a physical inspection of the properties and facilities of the Company, and have not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company. We have assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Our opinion is necessarily based upon information available to us, and market, economic and other conditions and circumstances existing and disclosed to us, as of the date hereof.

      We have also assumed, with your consent, that the Proposed Transaction will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by the Company of any of the material conditions to any obligations thereunder.

      It should be understood that subsequent developments or material changes in any of the information or circumstances reviewed or considered by us may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion to account for any such developments or changes.

      We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of the Company to enter into the Agreement or to proceed with or affect the Proposed Transaction. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the Proposed Transaction. We express no opinion with respect to any other reasons, legal, business or otherwise, that may support your decision to approve or consummate the Proposed Transaction. Our opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote, if required to, with respect to the Proposed Transaction.

      In connection with our services, we have previously received a portion of our opinion fee and will receive the remaining portion of such opinion fee on the date hereof. In addition, the Company has agreed to indemnify us against certain liabilities that may arise out of the rendering of this opinion.

The Board of Directors of
TTR Technologies, Inc.
November 4, 2002
Page 3 of 3


      Our opinion is for the sole use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without our prior written consent, except that we hereby consent that this opinion may be reproduced in full in any filings relating to the Proposed Transaction that the Company makes with the U.S. Securities and Exchange Commission and references to the opinion and to us and our relationship with the Company may be included in any such filings. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act, and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

      Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the Company in connection with the Proposed Transaction is fair, from a financial point of view, to the Company.

                                            Very truly yours,

                                            LUMINARY CAPITAL LLC


                                            By:     /s/ Evan Klein
                                                --------------------------------
                                                    Evan Klein
                                                    Managing Principal

                                     ANNEX C

        Proposed Amendment to the Company's Certificate of Incorporation

Every ______ outstanding share of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation and the authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded up to the nearest whole share.



                                      C-1